                           THIRD AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              TAYLOR MEDICAL, INC.

                                PSS MERGER CORP.

                                      AND

                        PHYSICIAN SALES & SERVICE, INC.


                           DATED AS OF JULY 12, 1995
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                           THIRD AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         THIS THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 12, 1995, by and among TAYLOR MEDICAL, INC. ("Taylor"), a Delaware corporation having its principal office located in Beaumont, Texas; PSS MERGER CORP. ("Merger Corp."), a Delaware corporation having its principal office located in Jacksonville, Florida; and PHYSICIAN SALES & SERVICE, INC. ("PSS"), a Florida corporation having its principal office located in Jacksonville, Florida.


                                    PREAMBLE

         The Boards of Directors of PSS, Merger Corp., a wholly owned subsidiary of PSS, and Taylor are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Taylor by PSS pursuant to the merger of Merger Corp. with and into Taylor. At the Effective Time of such merger, the outstanding shares of the capital stock of Taylor shall be converted into the right to receive shares of the common stock of PSS (except as provided herein). As a result, shareholders of Taylor shall become shareholders of PSS and Taylor shall continue to conduct its business and operations as a wholly owned subsidiary of PSS. The transactions described in this Agreement are subject to the approvals of the shareholders of Taylor and the shareholders of PSS and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify (i) as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes, and (ii) for treatment as a pooling of interests for accounting purposes .

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         All Exhibits (except Exhibit 4.3, a copy of which is attached hereto) and Schedules deemed to be Exhibits and Schedules to the Second Amended and Restated Agreement and Plan of Merger, dated June 28, 1995, by and among the parties hereto, shall be deemed to be the Exhibits and Schedules provided for in this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Corp. shall be merged with and into Taylor in accordance with the applicable provisions of the DGCL (the "Merger"). Taylor shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of PSS and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Taylor, Merger Corp. and PSS.

         1.2 Time and Place of Closing. The closing (the "Closing") will take place at 10:00 A.M. on a date to be specified by the parties (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after the satisfaction of the conditions set forth in Section 9.1. The place of Closing shall be at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the Parties.





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         1.3     Effective Time. Subject to the provisions of this Agreement, the parties shall file a Certificate of Merger executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger become effective with the Secretary of State of the State of Delaware (the "Effective Time").

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 Charter. The Certificate of Incorporation of Taylor in effect immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to PSS. The Certificate of Incorporation of Taylor, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. The Bylaws of Merger Corp. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors of PSS. If, immediately after giving effect to the Merger, former holders of Taylor Capital Stock and Taylor Warrants will hold not less than twenty percent (20%) of the issued and outstanding shares of PSS Common Stock, then, effective upon consummation of the Merger, Todd D. Christopher shall be named as a Class II director of PSS and Walter C. Johnsen shall be named as a Class II director of PSS. If, immediately after giving effect to the Merger, former holders of Taylor Capital Stock and Taylor Warrants will hold less than twenty percent (20%) of the issued and outstanding shares of PSS Common Stock, then, effective upon consummation of the Merger, Todd D. Christopher shall be named as a Class II director of PSS.

         2.4 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization under Section 368(a) of the Internal Revenue Code.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1     Conversion of Shares. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the shareholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted as follows:

         (a) Each share of Merger Corp. Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of Taylor Common Stock.

         (b) Each share of Taylor Common Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) eighty nine percent (89%) of that fraction of a share of PSS Common Stock obtained by dividing the Common Stock Per Share Purchase Price by the Base Period Trading Price, and (ii) a contingent right to receive that portion of the Escrow Shares as provided in the Escrow Agreement that are deposited by PSS pursuant to Section 4.3 of this Agreement. The sum of clause (i) and (ii) of the preceding sentence is the "Common Stock Exchange Ratio." The Base Period Trading Price is defined to mean the average of the daily closing prices for the shares of PSS Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the second trading day immediately prior to the Closing Date; provided, that for purposes of this calculation, the Base Period Trading Price shall be





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deemed to equal (i) $31.851875 in the event the Base Period Trading Price is greater than $31.851875 or (ii) $26.060625 in the event the Base Period Trading Price is less than $26.060625 (collectively, $31.851875 and $26.060625 are referred to as the "Base Period Trading Price Limitations").

         (c) Each share of Taylor Series A Preferred Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time, together with all accrued but unpaid dividends, shall cease to be outstanding (or, in the case of dividends, due and payable) and shall be converted into and exchanged for the right to receive (i) eighty nine percent (89%) of that fraction of a share of PSS Common Stock obtained by dividing the Series A Per Share Purchase Price by the Base Period Trading Price, and (ii) a contingent right to receive that portion of the Escrow Shares as provided in the Escrow Agreement that are deposited by PSS pursuant to Section 4.3 of this Agreement. The sum of clause (i) and (ii) above is the "Series A Exchange Ratio."

         (d) Each share of Taylor Series C Preferred Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time, together with all accrued but unpaid dividends, shall cease to be outstanding (or, in the case of dividends, due and payable) and shall be converted into and exchanged for the right to receive (i) eighty nine percent (89%) of that fraction of a share of PSS Common Stock obtained by dividing the Series C Per Share Purchase Price by the Base Period Trading Price, and (ii) a contingent right to receive that portion of the Escrow Shares as provided in the Escrow Agreement that are deposited by PSS pursuant to Section 4.3 of this Agreement. The sum of clause (i) and (ii) above is the "Series C Exchange Ratio."

         3.2 Anti-Dilution Provisions. In the event Taylor or PSS changes the number of shares of Taylor Common Stock, Taylor Series A Preferred Stock, Taylor Series C Preferred Stock or PSS Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock (an "Anti-Dilution Event") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Stock Exchange Ratio, the Series A Exchange Ratio, the Series C Exchange Ratio and the Warrant Exchange Ratio, as the case may be, shall be proportionately adjusted to insure that holders of Taylor Capital Stock and Taylor Warrants shall receive PSS Common Stock having the same value as they would have received prior to the Anti-Dilution Event. In the event PSS has an Anti-Dilution Event and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, share combination or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Base Period Trading Price Limitations shall be adjusted to appropriately adjust the ratio under which shares of Taylor Capital Stock and Taylor Warrants will be converted into shares of PSS Common Stock pursuant to
Section 3.1(b), (c) or (d), or Section 3.6, as the case may be, of this Agreement to insure that holders of Taylor Capital Stock and Taylor Warrants shall receive PSS Common Stock having the same value as they would have received prior to the Anti-Dilution Event.

         3.3 Shares Held by Taylor. Each share of Taylor Capital Stock held in treasury by Taylor, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Dissenting Shareholders. Any holder of shares of Taylor Capital Stock who perfects its dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive the value of such shares in cash from Taylor after the Effective Time as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the DGCL and surrendered to Taylor the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of Taylor fails to perfect, or effectively withdraws or loses, its right to





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appraisal and of payment for its shares, PSS shall issue and deliver the consideration to which such holder of shares of Taylor Capital Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder.

         3.5 Fractional Shares. No certificates representing fractional shares of PSS Common Stock will be issued as a result of the Merger. Each holder of shares of Taylor Capital Stock or Taylor Warrants exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PSS Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PSS Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.6 Conversion of Taylor Warrants and Taylor Options.. (a) At the Effective Time, each Taylor Warrant, issued and outstanding at the Effective Time, whether or not then exercisable, shall cease to be outstanding pursuant to the terms of the Amendment to Warrant Agreement and shall be converted into and exchanged for the right to receive (i) eighty nine percent (89%) of the Warrant Per Share Purchase Price, divided by the Base Period Trading Price, and
(ii) the contingent right to receive that portion of the Escrow Shares as provided in the Escrow Agreement that are deposited by PSS pursuant to Section
4.3 of this Agreement (clauses (i) and (ii), collectively, the "Warrant Settlement Payment"). The sum of clause (i) and (ii) of the preceding sentence is the "Warrant Exchange Ratio." At the Effective Time, each such Taylor Warrant shall no longer represent the right to purchase shares of Taylor Common Stock, but in lieu thereof shall represent only the nontransferable right to receive the Warrant Settlement Payment referred to above. Notwithstanding anything to the contrary herein, any holder of Taylor Capital Stock who is also a holder of Taylor Warrants and who perfects dissenters' rights and becomes entitled to receive the value of such shares of Taylor Capital Stock in cash, shall receive, in lieu of the Warrant Settlement Payment, a cash payment equal to the market value of the PSS Common Stock (based on the last sales price of such common stock on the Nasdaq National Market as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) that would have been otherwise issued as the Warrant Settlement Payment.

         (b) At the Effective Time, all rights with respect to Taylor Common Stock pursuant to Taylor Options disclosed on Schedule 5.3, which are outstanding at the Effective Time, whether or not then exercisable or vested, shall be converted into and become rights with respect to PSS Common Stock, and PSS shall assume each Taylor Option, in accordance with the terms of the Taylor Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) PSS and its Compensation Committee shall be substituted for Taylor and the Committee of Taylor's Board of Directors (including, if applicable, the entire Board of Directors of Taylor) administering such Taylor Stock Plan, (ii) each Taylor Option assumed by PSS may be exercised solely for shares of PSS Common Stock, (iii) the number of shares of Taylor Common Stock subject to such Taylor Option immediately prior to the Effective Time shall be multiplied by the Common Stock Exchange Ratio, and (iv) the per share exercise price under each such Taylor Option shall be adjusted by dividing the per share exercise price under each such Taylor Option by the Common Stock Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, PSS shall not be obligated to issue any fraction of a share of PSS Common Stock upon exercise of Taylor Options and any fraction of a share of PSS Common Stock that otherwise would be subject to a converted Taylor Option shall represent the right to receive a cash payment upon exercise of such converted Taylor Option equal to the product of such fraction and the difference between the market value of one share of PSS Common Stock at the time of exercise of such option and the per share exercise price of such option. The market value of one share of PSS Common Stock at the time of exercise of an option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the date of exercise. In addition, notwithstanding the clauses (iii) and (iv) of the first sentence of this
Section 3.5(b), each Taylor Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Taylor agrees to take all necessary steps to effectuate the





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foregoing provisions of this Section 3.6(b). At or prior to the Effective Time,
PSS shall take all corporate action necessary to reserve for issuance sufficient shares of PSS Common Stock for delivery upon exercise of Taylor Options assumed by it in accordance with this Section 3.6(b).

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1     Exchange Procedures. Promptly (and in no event more than five
(5) calendar days) after the Effective Time, PSS and Taylor shall cause the exchange agent selected by PSS (the "Exchange Agent") to mail to the former holders of Taylor Capital Stock and Taylor Warrants appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Taylor Capital Stock or Taylor Warrants shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Taylor Capital Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) and Taylor Warrants issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Taylor Capital Stock or Taylor Warrants issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of PSS Common Stock to which such holder may be otherwise entitled (without interest). PSS shall not be obligated to deliver the consideration to which any former holder of Taylor Capital Stock or Taylor Warrants is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Taylor Common Stock or Taylor Warrants for exchange as provided in this Section 4.1 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification for loss in favor of PSS. The certificate or certificates of Taylor Capital Stock or certificates representing the Taylor Warrants so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither PSS, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Taylor Capital Stock or Taylor Warrants for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Taylor Shareholders. At the Effective Time, the stock transfer books of Taylor shall be closed and no transfer of Taylor Capital Stock by any such holder and no exercise of any Taylor Warrant shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Taylor Capital Stock or Taylor Warrants (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1, 3.5 and
3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders or warrant holders of record of Taylor shall be entitled to vote after the Effective Time at any meeting of PSS shareholders the number of whole shares of PSS Common Stock into which their respective shares of Taylor Capital Stock are converted, regardless of whether such holders have exchanged their certificates representing Taylor Capital Stock or Taylor Warrants for certificates representing PSS Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PSS on the PSS Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PSS Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Taylor Capital Stock or Taylor Warrants issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such certificate, both the PSS Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.





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         4.3 Escrow Shares. At the Effective Time, and pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 4.3, PSS shall issue an aggregate number of shares of PSS Common Stock equal to the sum of (A) with respect to the specific indemnity set forth in Section 2.3 of the Escrow Agreement, (i) $465,000, the amount of penalties sought by the U.S. Environmental Protection Agency, divided by the Base Period Trading Price, (ii) $300,000, the amount of the proposed adjustment sought in connection with Taylor's sales tax audit pending in the State of Texas at this date, divided by the Base Period Trading Price, (iii) the aggregate amount of the "Receivables Claim" as defined in the Escrow Agreement, divided by the Base Period Trading Price, and (B) with respect to the general indemnity set forth in Section 2.2 of the Escrow Agreement, (i) the General Escrow Percentage of the number of shares of PSS Common Stock issued pursuant to Section 3.1(b), (ii) the General Escrow Percentage of the number of shares of PSS Common Stock issued pursuant to Section 3.1(c), (iii) the General Escrow Percentage of the number of shares of PSS Common Stock issued pursuant to Section 3.1(d) and (iv) the General Escrow Percentage of the number of shares of PSS Common Stock issued pursuant to Section 3.6(a). For purposes of this Section 4.3, the term "General Escrow Percentage" shall mean that percentage which is the difference between (1) eleven percent (11%), and (2) the percentage of all shares of PSS Common Stock to be issued in the Merger (whether held in escrow or not) represented by the shares to be issued to escrow pursuant to clause (A) above.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF TAYLOR

         Taylor hereby represents and warrants to PSS and Merger Corp. as follows:

         5.1 Organization, Standing, and Power. Each of Taylor and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Each of Taylor and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Taylor and its Subsidiaries, taken as a whole. Copies of the articles or certificate of incorporation and all amendments thereto of Taylor and its Subsidiaries and the bylaws, as amended, of Taylor and its Subsidiaries and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of Taylor and its Subsidiaries, which have been made available to PSS for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of Taylor and its Subsidiaries. The stock record books of Taylor and its Subsidiaries, which have been made available to PSS for review, contain true and complete records of the stock ownership of Taylor and all prior transfers of the shares of its capital stock.

         5.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Taylor, other than the meeting (or written consent) of the shareholders of Taylor to approve this Agreement to be held pursuant to Section
8.1. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Taylor pursuant to this Agreement will constitute, legal, valid and binding obligations of Taylor enforceable against Taylor in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Taylor pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of Taylor or any of its Subsidiaries or any other Material instrument or agreement to which Taylor or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of Taylor and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon Taylor or its Subsidiaries or upon their respective securities, property or business; (iii) except as set forth on
Schedule 5.2 or 5.16 conflict with or constitute a Default under any Material Contract to which Taylor or any of its Subsidiaries is a party or by which Taylor or any of its Subsidiaries is bound; or (iv) create a Lien upon the securities, property or business of Taylor or any of its Subsidiaries.

         5.3 Capital Stock. The authorized capital stock of Taylor consists of (i) 23,000,000 shares of Taylor Class A Common Stock, of which 5,322,729 shares are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, (ii) 1,094,000 shares of Taylor Class B Non-Voting Common Stock, none of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, (iii) 1,500,000 shares of Taylor Series A Preferred Stock, 770,000 of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, and (iv) 1,500,000 shares of Taylor Series C Preferred Stock, 1,133,329 of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by Taylor under the 1933 Act), calls or other commitments of any nature relating to the Taylor Capital Stock, and there are no outstanding securities of Taylor convertible into or exchangeable for shares of Taylor Capital Stock or any other capital stock. Except as set forth on Schedule 5.3, Taylor is not obligated to issue or repurchase any shares of its capital stock for any purpose, and to the knowledge of Taylor no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of Taylor. Taylor's Fully Diluted Common Equivalents represents 21,915,685 shares of Taylor Common Stock.

         5.4 Taylor Subsidiaries. Schedule 5.4 attached hereto contains a true and correct list of each Subsidiary of Taylor. All of the outstanding shares of capital stock of each such Subsidiary of Taylor are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable State securities laws and, except as set forth on Schedule 5.4, are owned of record and beneficially by Taylor, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, or pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither Taylor nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity, except as set forth on Schedule 5.4.

         5.5 Financial Statements. (a) Schedule 5.5 contains true and correct copies of the (i) audited consolidated balance sheets of Taylor as of September 30, 1994 and 1993, and the audited consolidated statements of income and audited consolidated statements of cash flows for the years ended September 30, 1994, 1993 and 1992, together with the notes thereto and the reports thereon of Price Waterhouse LLP, certified public accountants, and (ii) unaudited consolidated balance sheets of Taylor as of February 28, 1995 and 1994 and the unaudited consolidated statements of income and unaudited consolidated statements of cash flows for the five-month periods ended February 28, 1995 and 1994 (the "Financial Statements").

         (b) The Financial Statements (i) are in accordance with the books and records of Taylor and its Subsidiaries, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the consolidated financial condition, assets and liabilities of Taylor and its Subsidiaries, taken as a whole, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to interim unaudited consolidated





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

statements, and except that interim unaudited consolidated statements are subject to normal year end adjustments of the type specifically listed in
Schedule 5.5 which will not, individually or in the aggregate, be Material; and
(iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP. The Financial Statements contain no untrue statements of any Material fact nor omit to state any Material fact required to be stated to make the Financial Statements not misleading, except that there are no notes to the interim unaudited consolidated statements.

         5.6 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 5.6, as of the date hereof, neither Taylor nor any of its Subsidiaries has any Undisclosed Liabilities in excess of $100,000 in the aggregate, except for unpaid liabilities and obligations incurred since February 28, 1995, in the ordinary course of business and not involving Funded Debt.

         5.7 Absence of Changes. Except as disclosed on Schedule 5.7, since February 28, 1995 there has not been any Material transaction or Material occurrence (or, in the case of subparagraphs (i), (l) and (m) below, any transaction or occurrence) in which Taylor or any of its Subsidiaries has:

         (a) issued or delivered or agreed to issue or deliver any capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any securities or borrowed or agreed to borrow any funded debt;

         (b) knowingly incurred or become subject to, or agreed to incur or become subject to, any Material Liability other than in the ordinary course of business;

         (c) discharged or satisfied any Lien or paid any Material Liability other than (i) current liabilities shown on the balance sheet as of February 28, 1995 included in the Financial Statements, (ii) current liabilities incurred since that date in the ordinary course of business, or (iii) Funded Debt shown on such balance sheet or incurred since February 28, 1995;

         (d) except as permitted elsewhere in this Agreement or disclosed in
Schedule 5.7, declared, set aside or made, or agreed to declare, set aside or make any payments or dividends or any distribution to shareholders or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of capital stock or other securities;

         (e) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any Lien, except for any liens regarding current real and personal property taxes not yet due and payable;

         (f) sold, assigned or transferred (or agreed so to do) any of its tangible assets, or canceled or agreed to cancel any debts or claims, except, in each case, in the ordinary course of business;

         (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights or other intangible assets;

         (h) suffered any Material damage, destruction or loss, whether or not covered by insurance, which materially and adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

         (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at February 28, 1995, or agreed so to do, except general hourly rate increases and normal merit increases for employees other than officers;

         (j) terminated or amended any Material Contract, License or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any existing business arrangement or Material supplier, the termination or loss of which would materially and adversely affect any such entity;

         (k) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

         (l) except for any year-end compensation bonuses to be paid consistent with past practice, if any, made or agreed to make any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

         (m) directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director, employee or agent;

         (n) changed any of the accounting principles followed by it or the methods of applying such principles;

         (o) reclassified its shares of capital stock into a different number of shares;

         (p) except in the ordinary course of business or as otherwise disclosed in writing to PSS, offered or extended more favorable prices, discounts or other allowances than were offered or extended regularly on and prior to February 28, 1995;

         (q) made or approved the making of any capital expenditure exceeding the amount of $25,000 in any instance;

         (r) except in the ordinary course of business, loaned funds to or increased the aggregate amount of existing loans to any Person;

         (s) suffered or experienced any other event or condition materially and adversely affecting the business, operations, assets, properties or condition of Taylor and its Subsidiaries, taken as a whole, financial or otherwise.

         5.8 Indebtedness. Schedule 5.8 lists all Funded Debt of Taylor as of March 31, 1995, setting forth the principal amounts outstanding, per annum interest rates and maturity dates for all such indebtedness. All of the indebtedness (including Funded Debt) of Taylor and its Subsidiaries as of the respective dates of the Financial Statements and as of the date of this Agreement is accurately reflected in the Financial Statements, and with respect to any Funded Debt, neither Taylor nor any of its Subsidiaries is in breach or Default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on
Schedule 5.8, all of the Funded Debt of Taylor and its Subsidiaries is prepayable at any time without penalty or premium at the option of the obligor. Except as disclosed on Schedule 5.8, (i) the transactions contemplated in this Agreement will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any such indebtedness, and
(ii) neither Taylor nor any of its Subsidiaries have any obligations, Liabilities or indebtedness to any Affiliate.

         5.9 Tax Matters. (a) Taylor and each of its Subsidiaries have filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on
Schedule 5.9, no returns so filed have been examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 5.9, neither Taylor nor any of its Subsidiaries have received notice of any Material Tax claims being asserted or any proposed assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and neither Taylor nor any of its Subsidiaries are presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 5.9, neither Taylor nor any of its Subsidiaries have executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (b) As of the date hereof, Taylor and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity, and such returns are true and correct in all Material respects and properly reflect the Tax Liabilities of Taylor and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

         (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of February 28, 1995, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

         (d) Taylor and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

         (e) All ad valorem property taxes for years prior to 1995 imposed on Taylor, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the Financial Statements, as appropriate..

         (f) Neither Taylor nor any of its Subsidiaries, nor to the knowledge of Taylor or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

         5.10 Real Property. (a) Schedule 5.10 identifies all real property owned by Taylor or any of its Subsidiaries and describes generally all structures located thereon. Except as shown on Schedule 5.10, the entity owning each such parcel of real property has good and marketable title to all real property owned by it, free and clear of all Liens and other imperfections of title, other than easements which do not materially and adversely affect the ownership or use of such real property. True and correct copies of all documents evidencing the Liens upon the real property described on Schedule
5.10 and copies of all title insurance policies relating thereto have been provided or made available to PSS.

         (b) True and correct copies of all real property leases of Taylor and its Subsidiaries have been provided or made available to PSS. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Taylor. No Default under any of the terms or conditions set forth in any of the foregoing leases or any other documents or instruments related thereto has occurred or been asserted by any party. Except as disclosed on Schedule 5.10, the continuation, validity and effectiveness of the terms and conditions of such leases will not be affected in any way by the transactions contemplated by this Agreement.

         (c) All improvements on the real estate owned by, leased to or used by Taylor and its Subsidiaries conform in all Material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and the property is zoned for the various purposes for which the real estate and improvements thereon are presently being used.

         (d) Each of the buildings, structures, improvements and leased premises is in satisfactory condition and repair consistent with the uses to which they are being put.

         (e) No proceedings for the taking of any of such real property by eminent domain by any governmental authority are pending or, to the knowledge of Taylor or any of its Subsidiaries, threatened.

         5.11 Personal Property. (a) True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, or any leases having future minimum lease payments of less than $10,000) used or employed by Taylor or any of its Subsidiaries have been provided or made available to PSS. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions affecting the other party thereto, none of which actions, events or conditions exists of has occurred to the knowledge of Taylor.. No Default under any of the terms or conditions set forth in any of the foregoing leases or any document or instrument related thereto has occurred or been asserted by any party. Except as disclosed on Schedule 5.11, the continuation, validity and effectiveness of such leases will not be affected in any way by the transactions contemplated by this Agreement. Except as disclosed on Schedule 5.11, neither Taylor nor any of its Subsidiaries lease any personal property as lessor.

         (b) All Material items of personal property and leasehold improvements owned or leased by Taylor or any of its Subsidiaries are shown on or reflected in the unaudited consolidated balance sheet of Taylor as of February 28, 1995, included in the Financial Statements, are in satisfactory operating condition and in a state of reasonable maintenance and repair, consistent with the uses to which they are being put, and all such personal property, and leasehold improvements are considered adequate and usable for the continued operation of the business of Taylor and its Subsidiaries, taken as a whole, as the same is presently being conducted and are physically located either at one of the principal places of business of Taylor or its Subsidiaries or at Taylor's principal business office.

         5.12 Intellectual Property. (a) Schedule 5.12 contains a true and complete list of all Intellectual Property owned by, registered in the name of, or used by Taylor or any of its Subsidiaries in their respective businesses on the date hereof, or for which application has been made. All such Intellectual Property rights are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; and there have not been, and to the knowledge of Taylor and its Subsidiaries, there currently are not any Defaults thereunder by any party. Taylor or one of its Subsidiaries owns or is a valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Taylor nor any of its Subsidiaries or, to the knowledge of Taylor and any of its Subsidiaries, their respective predecessors have misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such entity infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. Neither Taylor nor any of its Subsidiaries is obligated to pay any royalties to any person or entity with respect to any such Intellectual Property. Each such entity owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with the performance of any Material contract, proposal or letter of intent to which it is a party.

         (b) To the knowledge of Taylor, except as described on Schedule 5.12, no officer, director or employee of Taylor or any of its Subsidiaries has entered into any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, patient lists or other business information or which restricts or prohibits such officer, director or employee from engaging in activities competitive with Taylor or its Subsidiaries.

         5.13 Accounts Receivable. The accounts receivable and receivables from Affiliates of Taylor and its Subsidiaries as of February 28, 1995, as reflected in the Financial Statements (net of reserves reflected in such Financial Statements), to the extent uncollected on the date hereof, and the accounts receivable and receivables from Affiliates reflected on the books of Taylor and its Subsidiaries on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed, and the value of such accounts receivable as shown in the Financial Statements are, in the aggregate, net of adequate reserves for doubtful and uncollectible accounts as determined in accordance with GAAP. Except as set forth in Schedule 5.13, there are no refunds, discounts or other adjustments payable with respect to any such accounts receivable, and receivables from Affiliates and there are no defenses, rights of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

         5.14 Inventories. All items of inventory of Taylor reflected on the February 28, 1995 unaudited consolidated balance sheet contained in the Financial Statements consisted, and all such items on hand on the date of this Agreement consist of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which Taylor is a part. The value of the inventories reflected on the February 28, 1995 unaudited consolidated balance sheet contained in the Financial Statements were, in each instance, net of adequate reserves for damaged, excess, slow moving, obsolete and unsaleable items as determined in accordance with GAAP. Purchase commitments are not materially in excess of normal requirements, and none of such purchase commitments are at prices in excess of the prevailing market prices at the time of the purchase. Since February 28, 1995, no inventory items have been sold or disposed of, except through sales in the ordinary course of business, and in no event at prices less than the aggregate cost to Taylor or any of its Subsidiaries.

         5.15 Insurance. All of the properties and business of Taylor and its Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. A complete and accurate list of all insurance policies held by Taylor or its Subsidiaries and now in force (including, without limitation, property damage, public liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is attached hereto as Schedule 5.15, and, true and correct copies of all such policies, have been provided or made available to PSS. All such policies are in full force and effect and the premiums due thereon have been timely paid. Neither Taylor nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

         5.16 Compliance with Laws. (a) Taylor and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Taylor or its Subsidiaries, taken as a whole. Neither Taylor nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of Taylor or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

         (b) Except as set forth on Schedule 5.16, no consent or approval of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by Taylor or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

         (c) To the knowledge of Taylor and its Subsidiaries, there are no Material capital expenditures that Taylor anticipates will be required to be made in connection with the business of Taylor or any of its Subsidiaries as now conducted in order to comply with any existing Laws or other governmental requirements applicable to the business of Taylor as now conducted including, without limitation, requirements relating to occupational health and safety and protection of the environment. "Capital Expenditures" shall have the same meaning as it has in the Financial Statements if and to the extent that the treatment thereof is in accordance with GAAP.

         (d) Neither Taylor or any of its Subsidiaries, nor, to the knowledge of Taylor, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Taylor has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

         5.17 Environmental Matters. (a) Except as set forth on Schedule 5.17, there are no claims, actions, suits, proceedings or investigations related to Environmental Matters with respect to the ownership, use, condition or operation of any of the assets held for use or sale by Taylor or any of its Subsidiaries or any of their respective predecessors in any court or before or by any federal, state or other governmental agency or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation"). Except as set forth on Schedule 5.17, there are no existing Material violations of federal, state or local Laws related to Environmental Matters by Taylor or any of its Subsidiaries with respect to the ownership, use, condition, lease or operation of any assets thereof or any property formerly held for use or sale by any of their respective predecessors. Neither Taylor, its Subsidiaries, nor, to the knowledge of Taylor and its Subsidiaries, any of its predecessors has used any assets or premises thereof for the handling, treatment, storage, or disposal of any Hazardous Substances except in compliance with all applicable environmental Laws. Except as set forth on Schedule 5.17, no written or oral notice, or other communication from any court or governmental agency, official or instrumentality, of any alleged violation of any Law related to Environmental Matters has been filed or communicated to management of any such entity with respect to the use, ownership, condition, operation, or disposal of any of the assets of Taylor or any of its Subsidiaries or any property formerly held for use or sale by any such entity or, to the knowledge of Taylor or any of its Subsidiaries, any of their respective predecessors. To the knowledge of Taylor, no basis exists for the allegation of any such violations.

         (b) Except as set forth on Schedule 5.17, no release, discharge, spillage or disposal of any Hazardous Substances in violation of any Law has occurred or is occurring at any assets or premises of Taylor or any of its Subsidiaries or, to the knowledge of Taylor and its Subsidiaries, any of their respective predecessors while or before such premises were owned leased, operated, or managed, directly or indirectly, by any such entity.

         (c) Except as set forth on Schedule 5.17, no soil or water in, under or adjacent to any of the premises of Taylor or any of its Subsidiaries or property formerly held for use or sale by any such entity or, to the knowledge of Taylor and its Subsidiaries, their respective predecessors has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Taylor or its Subsidiaries, or any of their respective predecessors.

         (d) Except as set forth on Schedule 5.17, all waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Taylor or any of its Subsidiaries or, to the knowledge of Taylor and its Subsidiaries, any of their respective predecessors has been released or disposed of in compliance with all applicable reporting requirements under CERCLA and RCRA and other applicable legal requirements.

         (e) Taylor and each of its Subsidiaries and, to the knowledge of Taylor and its Subsidiaries, their respective predecessors have complied with all applicable reporting requirements under CERCLA and RCRA concerning the disposal or release of Hazardous Substances, and except as set forth on
Schedule 5.17, no such entity has made a report concerning any of their premises, operations or activities.

         (f) Except as set forth on Schedule 5.17, to the knowledge of Taylor and its Subsidiaries, no building or other improvement or any premises owned, leased, operated or managed by Taylor or any of its Subsidiaries contains any asbestos-containing materials.

         (g) Copies of any environmental audits or environmental surveys of any real estate owned or leased by Taylor are attached to Schedule 5.17.

         5.18 Litigation and Claims. There are no outstanding Court Orders or administrative decisions to which Taylor or any of its Subsidiaries is subject, and, except as disclosed on Schedule 5.18, there is no Litigation pending or threatened against or relating to Taylor or any of its Subsidiaries or their respective Assets or businesses, and to the knowledge of Taylor and its Subsidiaries, there is no specific event which has occurred for which any such action or any state of facts or occurrence of any event which might give rise to the foregoing. Except as disclosed on Schedule 5.18, neither Taylor nor any of its Subsidiaries have been advised by any attorney representing any such entity that there are any "loss contingencies" (as defined in Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FASB 5")), which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of Taylor.

         5.19 Contracts and Commitments. (a) Except as set forth on Schedule 5.19, copies of the following Contracts to which Taylor or any of its Subsidiaries is a party or by which any such entity benefits, and which involve payment by or the receipt of payment by Taylor or its Subsidiaries of any amounts in excess of $50,000, have been made available to PSS for review:

                 (i) any Contract for the employment of any officer, director, employee or consultant;

                 (ii) any Contract for the purchase, sale, production or supply, whether on a continuing basis or otherwise, of goods or services of any type except those made in the ordinary course of business;

                 (iii) any distributor, sales agency or vendor Contract or sub-contract or any License agreement, except those made in the ordinary course of business;

                 (iv) any Contract not made in the ordinary course of business, including but not limited to any covenants not to compete;

                 (v) any continuing Contract for the purchase of materials, supplies, equipment or services in excess of normal operating requirements;

                 (vi) any Contracts that are, in the reasonable opinion of Taylor, materially adverse, onerous or otherwise harmful to any of the Company's businesses, properties, operations or assets;

                 (vii) any Contract pursuant to which such entity receives a management fee or a billings and collections fee; or

                 (viii) any Contracts, leases, quotas, restrictions or trade conditions upon which the business, rights or assets, or condition, financial or otherwise, of Taylor depends or is or would be Materially affected.

         (b) Except as set forth on Schedule 5.19 or as to Contracts that are cancelable at will or upon 30 days' notice or less, (i) each of the Contracts described in this Section 5.19 is in full force and effect on the date hereof, except as the validity of such Contracts may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Taylor, (ii) no Default under any of the terms or conditions set forth in any of the Contracts to which Taylor or any of its Subsidiaries is a party or any document or instrument related thereto has occurred or been asserted by any party, and
(iii) the continuation, validity and effectiveness of such Contracts, and all other Material terms thereof, will not be affected by the transactions contemplated by this Agreement.

         5.20 Powers of Attorney. Except as disclosed on Schedule 5.20, neither Taylor nor any of its Subsidiaries have given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect.

         5.21 Benefit Plans. (a) Schedule 5.21.1 lists (i) every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise; (ii) any medical, vision, dental or other health plan, any life insurance plan; or (iii) any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by Taylor or any of its Subsidiaries or any entity aggregated therewith under Internal Revenue Code Sections 414(b) or 414(c) for the benefit of employees, former employees, retirees, directors, independent contractors, spouses or dependents of any of the foregoing or any other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Any Benefit Plan that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in
Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." On or after September 26, 1980, neither Taylor nor any of its Subsidiaries or any entity aggregated therewith under Internal Revenue Code Section 414(b) or 414(c) have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Neither Taylor nor any of its Subsidiaries have incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Internal Revenue Code
Section 412 other than routine funding obligations and routine claims for benefits. All Liabilities arising out of or related to Benefit Plans and ERISA Plans of Taylor and of its ERISA Affiliates are reflected in the Financial Statements in accordance with GAAP.

         (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by PSS), listed on Schedule
5.21.1 and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, all advisory opinions issued by the United States Department of Labor after December 31, 1974, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any Material modifications thereto have been provided or made available to PSS.

         (c) Except as listed on Schedule 5.21.2, all the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in all Material respects in compliance with, the provisions of ERISA, all provisions of the Internal Revenue Code relating to qualification and tax exemption under Internal Revenue Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements in all Material respects. Except as listed on Schedule 5.21.2, all governmental approvals for the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. Neither Taylor, nor any of its Subsidiaries, nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Taylor or any of its Subsidiaries or any of their respective predecessors prior to or on the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim other than processing of claims in the ordinary course of business.

         (d) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all Material respects.

         (e) Since December 31, 1974, no "party in interest" (as defined in
Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code) of any ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA).

         (f) No Liability exists and no event that could result in a Liability has occurred with respect to any Benefit Plan that individually or in the aggregate could have a Material Adverse Effect on Taylor or any of its Subsidiaries.

         (g) Neither Taylor nor any of its Subsidiaries have maintained, or currently maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Internal Revenue Code Section 4980B(f).

         (h) Except as set forth on Schedule 5.21.3, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of Taylor, any of its Subsidiaries or any of their respective predecessors whose employment is not terminated as a result of such transactions, to severance pay, unemployment compensation or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

         (i) All Benefit Plans subject to Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, or both, have been maintained in compliance in all Material respects with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

         5.22 Remuneration. Schedule 5.22 contains a complete and accurate schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, to be paid in the current fiscal year to (i) all of the officers and directors of Taylor; and (ii) all of the employees of Taylor or any of its Subsidiaries who received or will be receiving in excess of $50,000 (excluding commission and bonus compensation) during such year. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of Taylor or any of its Subsidiaries is now payable to any of such officers, directors or employees.

         5.23 Union and Employment Agreements. Except as set forth on Schedule 5.23, neither Taylor nor any of its Subsidiaries is a party to any union agreement, nor does any such entity have any written or oral agreement that is not terminable by it at will with any of its officers, directors, employees, consultants, agents, or any other person performing services therefor, relating to their employment by or performance of services for any such entity or their compensation therefor. No union attempts to organize the employees of Taylor or any of its Subsidiaries have been made, nor are any such attempts now threatened so far as is known to any such entity. Except as set forth on
Schedule 5.23, neither Taylor nor any of its Subsidiaries has received notice, or has any reason to believe, that any of the officers or directors of any such entity will terminate or contemplates terminating his or her employment currently or at any time within sixty (60) days of the Closing Date.

         5.24 Interested Transactions. (a) Except as set forth on Schedule 5.24, neither Taylor nor any of its Subsidiaries are currently a party to any Contract, loan or other transaction with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of Taylor):

                 (i) Any director, officer, employee of Taylor or its Subsidiaries or any of the shareholders of Taylor;

                 (ii) Any of the spouses, parents, siblings, children, aunts, uncles, nieces, nephews, in-laws and grandparents of any of the persons described in clause (i); or

                 (iii) Any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) or (ii) has a beneficial interest (other than in a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 5% of the equity interest).

         (b) Except as set forth on Schedule 5.24, none of the shareholders of Taylor is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of Taylor or any of its Subsidiaries.

         5.25 Brokers and Finders. No broker, agent, finder or consultant or other person has been retained by or on behalf of Taylor (other than Tucker Anthony Incorporated ("Tucker Anthony") and legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by Taylor in connection with the transactions contemplated hereby. Except for fees due to Tucker Anthony, neither PSS nor Taylor shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of Taylor.

         5.26 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by Taylor to PSS pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Taylor for inclusion in the Registration Statement to be filed by PSS with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Taylor or any Subsidiary thereof, for inclusion in the Joint Proxy Statement to be mailed to Taylor's and PSS's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by Taylor with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Taylor and PSS, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that Taylor is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         5.27 Accounting, Tax and Regulatory Matters. Neither Taylor nor any Affiliate thereof has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.28 State Takeover Laws. Taylor has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable state takeover Law, including Section 203 of the DGCL.

         5.29 Schedules. All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF PSS

         PSS hereby represents and warrants to Taylor as follows:

         6.1 Organization, Standing, and Power. Each of PSS and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Each of PSS and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSS or such Subsidiary.

         6.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of PSS, other than the meeting of the shareholders of PSS to approve this Agreement to be held pursuant to Section 8.1. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by PSS pursuant to this Agreement will constitute, legal, valid and binding obligations of PSS enforceable against PSS in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by PSS pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of PSS or any of its Subsidiaries or any other Material instrument or agreement to which PSS or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of PSS and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon PSS or its Subsidiaries or upon their respective securities, property or business; (iii) conflict with or constitute a Default under any Material Contract to which PSS or any of its Subsidiaries is a party or by which PSS or any of its Subsidiaries is bound; or
(iv) create a Lien upon the securities, property or business of PSS or any of its Subsidiaries.

         6.3 Capital Stock. The authorized capital stock of PSS consists of (i) 20,000,000 shares of Common Stock, 6,779,799 of which shares are issued and outstanding as of March 30, 1995, and none of which are issued and held as treasury shares, and (ii) 1,000,000 shares of Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an effective registration statement under the 1933 Act or applicable state securities laws or pursuant to an exemption from registration under the 1933 Act or applicable state securities laws. Except as set forth on
Schedule 6.3 and as contemplated by this Agreement, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by PSS under the Securities Act of 1933, as amended), calls or other commitments of any nature relating to the PSS Common Stock or any other capital stock of PSS, and there are no outstanding securities of PSS convertible into or exchangeable for shares of PSS Common Stock or any other capital stock of PSS. PSS and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to PSS, the PSS Common Stock or any of its

Subsidiaries (if not wholly owned by PSS). Except as set forth on Schedule 6.3, PSS is not obligated to issue or repurchase any shares of its capital stock for any purpose, and no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of PSS.

         6.4 PSS Subsidiaries. Schedule 6.4 attached hereto is a true and correct list of each Subsidiary of PSS. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws, and, except as set forth on Schedule 6.4, are owned of record and beneficially by PSS, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither PSS nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity, except as set forth on Schedule 6.4.

         6.5 PSS Documents. PSS has heretofore furnished the following documents to Taylor:

         (a) its final Prospectus, dated May 5, 1994, contained in its Registration Statement on Form S-1 (Registration No. 33-76580);

         (b) its Proxy Statement, dated June 30, 1994; and

         (c) its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1994, September 30, 1994 and December 31, 1994.

         Documents (a) - (c) above are collectively referred to herein as the "PSS Documents." As of their respective dates, the PSS Documents complied in all Material respects with all applicable Laws. Since May 5, 1994, PSS has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements. The PSS Documents did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such PSS Document, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any related notes) contained in the PSS Documents, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the published rules and regulations of the SEC with respect thereto) and fairly presented the consolidated financial position of PSS and its Subsidiaries, taken as a whole, at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include notes and are subject to normal year end adjustments which will not, in the aggregate, be Material. There have been no changes in PSS' accounting policies and practices between the dates of the PSS Documents and the date hereof that have had or are likely to have a Material Adverse Effect on the present or future financial performance of PSS, and no such change is contemplated as of the date hereof.

         6.6 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 6.6, as of the date hereof neither PSS nor any of its Subsidiaries has any Undisclosed Liabilities in excess of $300,000 in the aggregate, except for unpaid liabilities and obligations incurred since March 31, 1995, in the ordinary course of business and not involving Funded Debt.

         6.7 Absence of Certain Changes or Events. Since March 31, 1995, except as disclosed on Schedule 6.7, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSS, and (ii) neither PSS or any of its Subsidiaries has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of PSS provided in Article 7 of this Agreement.

         6.8 Legal Proceedings. There are no outstanding Court Orders or administrative decisions to which PSS or any of its Subsidiaries is subject, and there is no Litigation pending or threatened against or relating to PSS or any of its Subsidiaries or their respective assets or businesses, which if resolved adversely to PSS would have a Material Adverse Effect on PSS and its Subsidiaries, taken as a whole. Neither PSS nor any of its Subsidiaries have been advised by any attorney representing any such entity that there are any "loss contingencies" as defined in FASB 5, which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of PSS and which are not so disclosed or accrued.

         6.9 Brokers and Finders. Other than Alex. Brown & Sons Incorporated ("Alex. Brown"), no broker, agent, finder or consultant or other person has been retained by or on behalf of PSS (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by PSS in connection with the transactions contemplated hereby. Except for fees due to Alex. Brown, neither Taylor nor PSS shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of PSS.

         6.10 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by PSS or any Affiliate thereof to Taylor pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by PSS or any Affiliate thereof for inclusion in the Registration Statement to be filed by PSS with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by PSS or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Taylor's and PSS's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by PSS or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Taylor and PSS, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that PSS or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.11 Authority of Merger Corp.. Merger Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly owned Subsidiary of PSS. The authorized capital stock of Merger Corp. consists of 1,000 shares of Merger Corp. Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by PSS free and clear of any Lien. Merger Corp. has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms.

         6.12 Accounting, Tax and Regulatory Matters. Neither PSS nor any Affiliate has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.13 Insurance. All of the properties and business of PSS and its Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. All such insurance policies are in full force and effect and the premiums due thereon have been timely paid. Neither PSS nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

         6.14 Compliance with Laws. (a) Each of PSS and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSS or its Subsidiaries, taken as a whole. Neither PSS nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of PSS or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

         (b) No consent or approval of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by PSS or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

         (c) Neither PSS or any of its Subsidiaries, nor, to the knowledge of Taylor, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which PSS has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

         6.15 Tax Matters. (a) As of the date hereof, PSS and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity, and such returns are true and correct in all Material respects and properly reflect the Tax Liabilities of PSS and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

         (b) Adequate provision has been made in the Financial Statements in accordance with GAAP as of December 31, 1994, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

         (c) PSS and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

         (d) All ad valorem property taxes for years prior to 1995 imposed on PSS, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the consolidated financial statements contained in the PSS Documents, as appropriate..

         (e) Neither PSS nor any of its Subsidiaries, nor to the knowledge of PSS or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

         6.16 Benefit Plans. (a) On or after September 26, 1980, neither PSS nor any of its Subsidiaries or any entity aggregated therewith under Internal Revenue Code Section 414(b) or 414(c) have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Neither PSS nor any of its Subsidiaries have incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Internal Revenue Code Section 412 other than routine funding obligations and routine claims for benefits. All Liabilities arising out of or related to Benefit Plans and ERISA Plans of PSS andof its ERISA Affiliates are reflected in the consolidated financial statements of PSS contained in the PSS Documents in accordance with GAAP.

         (b) All the Benefit Plans of PSS and the related trusts subject to ERISA comply with and have been administered in all Material respects in compliance with, the provisions of ERISA, all provisions of the Internal Revenue Code relating to qualification and tax exemption under Internal Revenue Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements. All governmental approvals for the Benefit Plans of PSS have been obtained or are pending, including, but not limited to, timely determination letters on the qualification of the ERISA Plans of PSS and tax exemption of related trusts, as applicable under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. Neither PSS, nor any of its Subsidiaries, nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans of PSS has been made to employees of PSS or any of its Subsidiaries or any of their respective predecessors prior to or on the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans of PSS in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans of PSS and no action, legal or otherwise, has been commenced with respect to any claim.

         (c) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans of PSS are correct and accurate in all Material respects.

         (d) Since December 31, 1974, no "party in interest" (as defined in
Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code) of any ERISA Plan of

PSS has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA).

         (e) No Liability exists and no event that could result in a Liability has occurred with respect to any Benefit Plan of PSS that individually or in the aggregate could have a Material Adverse Effect on PSS and its Subsidiaries, taken as a whole.

         (f) Neither PSS nor any of its Subsidiaries have maintained, or currently maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Internal Revenue Code Section 4980B(f).

         (g) All Benefit Plans of PSS subject to Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, or both, have been maintained in compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

         6.17 Schedules. All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Conduct of Taylor Business. Except as set forth on Schedule 7.1, prior to the Closing Date, except with the prior written consent of PSS, and except as necessary to effect the transactions contemplated in this Agreement, Taylor shall:

         (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business (or, even if in the ordinary course of business, not in excess of $50,000), and not make any Material change in its methods of management, marketing, accounting, or operations;

         (b) consult with PSS prior to undertaking any Material new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of PSS, which consent will not be unreasonably withheld;

         (c) confer on a regular basis with one or more designated representatives of PSS to report Material operational matters and to report the general status of ongoing business operations;

         (d) notify PSS of any unexpected Material change in the normal course of business or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property, and Taylor agrees to keep PSS fully informed of such events and permit PSS's representatives prompt access to all materials prepared in connection therewith;

         (e) Except as set forth on Schedule 7.1, not enter into any new employment Contract or, except in the ordinary course of business, any commitment to employees (including any commitment to pay retirement or other benefits);

         (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of either such company, except general hourly rate increases and normal merit increases for employees other than officers made in the ordinary course of business and consistent with past practice;

         (g) except in the ordinary course of business, not (i) create or incur any indebtedness, (ii) enter into or terminate any lease of real estate, or
(iii) release or create any Liens of any nature whatsoever;

         (h) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $25,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

         (i) not sell any Material asset or make any Material commitment relating to its assets other than in the ordinary course of business;

         (j) not amend the Certificate of Incorporation, Bylaws or other governing instruments of Taylor or any of its Subsidiaries, or

         (k) not make any changes in its accounting methods or practices, except for changes in its tax accounting methods or practices that may be necessitated by changes in applicable tax laws;

         (l) except for this Agreement, or pursuant to the exercise of stock options or the Taylor Warrants outstanding as of the date hereof in accordance with their current terms, and except for shares of Taylor Common Stock which may be issued upon the conversion of Taylor Series A Preferred Stock or Taylor Series C Preferred Stock, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Taylor Capital Stock or any other capital stock of its Subsidiaries, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend with respect to any Taylor Capital Stock;

         (m) other than in the ordinary course of business, not take any action, or omit to take any action, which would cause the representations and warranties contained in Article Five to be untrue or incorrect;

         (n) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business; and

         (o) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through
(n).

Notwithstanding the foregoing, Taylor shall be entitled, without the consent of PSS, to take such action as Taylor deems prudent with respect to the operations of Taylor Plus.

         7.2 Conduct of PSS Business. PSS agrees that from the date hereof to the Effective Time, except to the extent that Taylor shall otherwise consent by an instrument in writing signed on behalf of Taylor by its President:

         (a) It will (i) operate its business substantially as presently operated and only in the ordinary course, except that any business acquisition by PSS or the incurrence of additional debt or the issuance or sale of equity securities shall be deemed to be in the ordinary course.

         (b) No Amendments; Corporate Existence. Except as previously disclosed in writing by PSS to Taylor, it will not, and it will not permit Merger Corp. to, amend its Certificate of Incorporation or By-Laws; and it will, cause each of its Subsidiaries to, maintain its corporate existence and corporate powers.

         7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement, PSS shall file the Registration Statement with the SEC, and shall use its commercially reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of PSS Common Stock upon consummation of the Merger. The information supplied by PSS and Taylor for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in the light of the circumstances under which they were made, not misleading. Taylor shall cooperate with PSS and furnish PSS with all information concerning it and the holders of its capital stock as PSS may reasonably request in connection with such action. Taylor shall call a Shareholders' Meeting (or vote by written consent), to be held as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement, the appointment of the "Representatives," as such term is defined in the Escrow Agreement, and such other related matters as it deems appropriate. PSS shall call a Shareholders' Meeting, to be held as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) Taylor and PSS shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) unless this Agreement is terminated in accordance with its terms, the Boards of Directors of Taylor and PSS shall recommend to their respective shareholders the approval of this Agreement, and (iv) unless this Agreement is terminated in accordance with its terms, the Board of Directors and officers of Taylor and PSS shall use their reasonable efforts to obtain such shareholders' approval.

         8.2 Nasdaq Application for Inclusion. PSS shall use its commercially reasonable best efforts to, prior to the Effective Time, cause the shares of PSS Common Stock to be issued to the holders of Taylor Common Stock pursuant to the Merger to be included for quotation on the Nasdaq National Market.

         8.3 Applications; Antitrust Notification. PSS shall promptly prepare and file, and Taylor shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all Material respects with the requirements of the HSR Act.

         8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Taylor and Merger Corp. shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

         (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

         (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 Press Releases. Prior to the Effective Time, Taylor and PSS shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 No Shopping. Except with respect to this Agreement and the transactions contemplated hereby, neither Taylor nor any of its Subsidiaries or Affiliates, nor any Representatives thereof shall directly or indirectly solicit or respond (except as permitted by the next sentence) to any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Taylor's Board of Directors as advised by counsel, none of Taylor or any Affiliate or Representative thereof shall furnish any non-public information, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Taylor may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its fiduciary obligations as advised by counsel. Taylor shall promptly notify PSS orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Taylor shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 Agreement of Affiliates. Taylor has disclosed on Schedule 8.10 all Persons whom it reasonably believes is an "affiliate" of Taylor for purposes of Rule 145 under the 1933 Act. Taylor shall use its reasonable best efforts to cause each such Person to deliver to PSS not later than 10 days prior to the Effective Time, a written agreement, substantially in the form of
Exhibit 8.10, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Taylor Common Stock, Taylor Series A Preferred Stock and Taylor Series C Preferred Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PSS Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of PSS and Taylor have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of PSS Common Stock issued to such affiliates of Taylor in exchange for shares of Taylor Common Stock, Taylor Series A Preferred Stock and Taylor Series C Preferred Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of PSS and Taylor have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.10 (and PSS shall be entitled to place restrictive legends upon certificates for shares of PSS Common Stock issued to affiliates of Taylor pursuant to this Agreement to enforce the provisions of this Section 8.10). PSS shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of PSS Common Stock by such affiliates.

         8.11 Employee Benefits. Following the Effective Time, PSS shall provide generally to officers and employees of Taylor and its Subsidiaries employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PSS Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by PSS and its Subsidiaries to their similarly situated officers and employees.

         8.12 Stockholders Agreement. Simultaneously with the execution and delivery of this Agreement, each of the Persons listed on Schedule 8.12 has executed and delivered a Stockholders Agreement in the form of Exhibit 8.12 hereto pursuant to which such Person has agreed, among other things, to vote all shares of Taylor Common Stock, Taylor Series A Preferred Stock and Taylor Series C Preferred Stock held of record by such Person in favor of the Merger and in favor of the appointment of the "Representatives" (as such term is defined in the Escrow Agreement) at the Taylor Shareholder Meeting.

         8.13 Pooling Letter. Simultaneously with the execution and delivery of this Agreement, Price Waterhouse LLP has delivered to PSS and Taylor a letter to the effect that Taylor and its Subsidiaries qualify for pooling-of-interests accounting treatment.

         8.14 Payment of Subordinated Debt. On the Closing Date, and following the Effective Time, PSS shall pay in full the outstanding principal and interest (and premium, if any, to the extent that it is clearly disclosed in this Agreement or a Schedule hereto) of all subordinated debt of Taylor.

         8.15 [Deleted]

         8.16 Determination of Taylor Plus Adjustment. For the period beginning on April 14, 1995 and ending at the end of the calendar month immediately preceding the Effective Time (unless the end of the calendar month immediately preceding the Effective Time is less than 15 days prior to the Effective Time, then ending at the end of the second calendar month immediately preceding the Effective Time) (the "Ending Month"), Taylor shall prepare and deliver to PSS, not later than 15 days after the end of each such calendar month, an unaudited statement of income for the Taylor Plus Division of Taylor prepared in accordance with GAAP (subject to normal adjustments for interim unaudited financial statements) and on a basis consistent with past practices. Each such unaudited statement of operations shall be accompanied by a certificate of the chief financial officer of Taylor certifying that such statement of operations is (i) in accordance with the books and records of the Taylor Plus Division, which books and records have been maintained in accordance with good business practices, (ii) presents fairly the results of operations of the Taylor Plus Division for the immediately preceding month, and (iii) has been prepared in accordance with GAAP consistent with past practices (subject to normal adjustments for interim unaudited financial statements). As used in this
Section 8.15, the term "Annualized Losses" shall mean the product of (i) all such losses from operations of the Taylor Plus Division from April 14, 1995 through the Ending Month (determined by subtracting any interest and taxes from the operating income (loss) for such period), and (ii) the quotient obtained by dividing 12 by the number of calendar months form April 1, 1995 through the Ending Month. The product of the Annualized Losses, if any, and 7.5 shall be the Taylor Plus Adjustment.

         8.17 [Deleted]

         8.18 Conditional Releases. Simultaneously with the execution and delivery of this Agreement, each officer and director of Taylor has executed and delivered a Conditional Release, in the form of Exhibit 8.18 to this Agreement, to be effective only if the Effective Time occurs.

         8.19 Amendment to Warrant Agreement. Simultaneously with the execution and delivery of this Agreement, the Amendment to Warrant Agreement, in the form of Exhibit 8.19 to this Agreement, has been executed and delivered by Taylor and the "Majority Warrant Holders," as such term is defined in the Taylor Warrant Agreement, providing that, conditioned upon consummation of the Merger, at the Effective Time the Taylor Warrants shall represent only the right to receive the consideration provided in Section 3.6 of this Agreement.

         8.20 Guaranty by PSS. PSS unconditionally guarantees any and all obligations of PSS Merger Corp. to Taylor hereunder and under any agreement or instrument entered into in connection herewith.

          8.21 Piggyback Registration. (a) If PSS proposes to register any of its securities under the Securities Act for sale for cash (otherwise than in connection with registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), PSS shall give Affiliates of Taylor identified on Schedule
8.21 ("Registration Affiliates") notice of such proposed registration at least 20 days prior to the filing of a registration statement. At the written request of the holder(s) of any of the PSS Common Stock held by such Registration Affiliate(s) delivered to PSS within 15 days after the receipt of the notice from PSS, which request shall state the number of shares of PSS Common Stock that the Registration Affiliates wish to sell or distribute publicly under the registration statement proposed to be filed by PSS, PSS shall use its best efforts to register under the Securities Act such shares, and to cause such registration (the "Piggyback Registration") to become and remain effective for a reasonable period of time not to exceed 60 days or such longer period of time acceptable to PSS; provided that PSS may, without the consent of the Registration Affiliates, withdraw such registration statement prior to its becoming effective if PSS has abandoned its proposal to register its securities.

         (b) If the managing underwriters thereof advise PSS in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, PSS shall include in the registration the shares the Registration Affiliates propose to sell and the securities PSS proposes to sell in proportion to the number of shares each proposes to sell.

         (c) Notwithstanding anything to the contrary contained herein, the Registration Affiliates shall have no rights to a Piggyback Registration after the first to occur of (i) two (2) years after the Effective Time, or (ii) the effective date of any registration statement filed by PSS following the Effective Time which would permit the registration of shares of PSS Common Stock held by the Registration Affiliates; provided that if any shares to be sold by the Registration Affiliates are cutback by the managing underwriters as provided in Section 8.21(b) above, then the rights granted hereunder shall not terminate until the earlier of (A) two (2) years after the Effective Time, or
(B) the effective date of any subsequent registration statement filed by PSS which would permit the registration of shares of PSS Common Stock held by the Registration Affiliates.

         (d) In the event of any registration of any shares of PSS Common Stock held by Registration Affiliates under the Securities Act, PSS shall, and hereby does, indemnify and hold harmless in the case of any Piggyback Registration, the Registration Affiliates, their directors and officers and each other Person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Registration Affiliates or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and PSS shall reimburse the Registration Affiliates, and each such director, officer and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that PSS shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PSS through an instrument duly executed by or on behalf of such Registration Affiliate or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PSS, or any such director, officer or controlling person and shall survive the transfer of such shares by the Registration Affiliate.

         (e) PSS may require, as a condition to including any shares of PSS Common Stock to be offered by a Registration Affiliate in any registration statement filed pursuant to Section 8.21(a), that PSS shall have received an undertaking reasonably satisfactory to it from such Registration Affiliate, to indemnify and hold harmless in the case of any Piggyback Registration, PSS, its directors and officers and each other Person, if any, who controls PSS within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which PSS or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contain therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Registration Affiliate as a shareholder of PSS furnished to PSS through an instrument duly executed by such Registration Affiliate specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of PSS or any such director, officer or controlling person and shall survive the transfer by any Registration Affiliate of such shares.

         (f) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 8.21 (d) or (e), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.21 (d) or (e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

         (g) The indemnification required by Section 8.21 (d) and (e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (h) In the event that any shares of PSS Common Stock held by a Registration Affiliate are to be registered pursuant to Section 8.21(a), PSS covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of such shares to be registered and shall, subject to PSS's rights to delay or withdraw certain registrations, as expeditiously as reasonably possible:

                 (i) prepare and file with the SEC a registration statement with respect to the shares (as well as any necessary amendments or supplements thereto) and use its best efforts to cause the registration statement to become effective;

                 (ii) notify the Registration Affiliates, promptly after PSS shall receive notice thereof, of the time when the registration statement becomes effective;

                 (iii) advise the Registration Affiliates after PSS shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

                 (iv) furnish to the Registration Affiliates such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as the Registration Affiliates may reasonably request in order to facilitate the disposition of the shares of PSS Common Stock owned by the Registration Affiliates; and

                 (v) enter into such customary agreements (including an underwriting agreement in customary form, including appropriate mutual indemnification provisions) and take all such other action, if any, as the Registration Affiliates or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such shares.

         (i) PSS shall pay, on behalf of the Registration Affiliates, all expenses in connection with any Piggyback Registration, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for PSS and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

         (j) The Registration Affiliates may not assign their rights under this
Section 8.21 to anyone without the prior written consent of PSS, and any attempted transfer in violation of this Section 8.21(j) shall be null and void.

         8.22 Indemnification of Taylor Officers and Directors. PSS agrees (a) if Taylor presently has an insurance policy for directors' and officers' liabilities, it will maintain such coverage for acts and omissions occurring prior to or at the Effective Time for a period of six (6) years after the Closing and (b) that, in addition to any rights that any Taylor Executive would have under the Certificate of Incorporation and Bylaws of PSS, as the same may be in effect from time to time after the date hereof as to indemnification and advancement of expenses, the Taylor Executives following the Closing shall be entitled as a matter of contract (only to the extent permitted by applicable law in effect as of the date of a request for indemnification pursuant to this
Section 8.22) to all of the rights to indemnification and advancement of expenses provided to directors, officers, employees, or agents of Taylor or any constituent corporation of Taylor as set forth in the Certificate of Incorporation and Bylaws of Taylor as of the date hereof, regardless of any subsequent amendments thereto which thereafter occur, which rights shall continue indefinitely in each Taylor Executive's favor as to any acts or omissions of such Taylor Executive prior to or at the Closing.

         8.23 Regarding the Escrow Agreement. Since April 9, 1995 Taylor has maintained and between this date and the Closing, Taylor shall maintain accurate records and books of account reflecting all payments and credits received with respect to any matter covered by the specific indemnity contained in Section 2.3 of the Escrow Agreement, including but not limited to tracking individual payments or credits received to specific individual items included within the "Receivable Claim," as such term is defined in the Escrow Agreement, and Taylor shall promptly provide such records and books of account to PSS upon its reasonably request from time to time prior to Closing.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

         (a) Shareholder Approval. The shareholders of Taylor and PSS shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD, and the shareholders of Taylor shall have approved the appointment of the "Representatives", as such term is defined in the Escrow Agreement.

         (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of PSS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         (c) Consents and Approvals. Except as set forth on Schedule 9.1, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. Except as set forth on Schedule 9.1, no Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of PSS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of PSS Common Stock issuable pursuant to the Merger shall have been received.

         (f) Nasdaq Quotation. The shares of PSS Common Stock issuable pursuant to the Merger shall have been approved for quotation on the Nasdaq National Market.

         (g) Pooling Letters. Each of the Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Arthur Andersen to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties and Arthur Andersen also shall have received an updated letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Price Waterhouse to the effect that Taylor and its Subsidiaries qualify for pooling-of-interests accounting treatment.

         9.2 Conditions to Obligations of PSS. The obligations of PSS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PSS pursuant to Section 11.6(a) of this Agreement:

         (a) Representations and Warranties. The representations and warranties of Taylor set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Taylor to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

         (c) Certificates. Taylor shall have delivered to PSS (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Taylor's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PSS and its counsel shall request.

         (d) Opinion of Counsel. PSS shall have received an opinion of Hutcheson & Grundy, counsel to Taylor, dated as of the Closing, in form reasonably satisfactory to PSS, as to the matters set forth in Exhibit 9.2(d).

         (e) Cold Comfort Letters. PSS shall have received from Price Waterhouse letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Taylor, in form and substance reasonably satisfactory to PSS, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

         (f) Employment Agreements. PSS shall have entered into employment agreements with Gene Chrisman and Dan Peoples within ten (10) days of the date of this Agreement in substantially the form of Exhibit 9.2(f).

         (g) Affiliates Agreements. PSS shall have received from each affiliate of Taylor the affiliates letter referred to in Section 8.10 of this Agreement, to the extent necessary to assure in the reasonable judgment of PSS that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

         (h) Delivery of Documents. Taylor shall have delivered all of its books and records to PSS including, but not limited to, (i) all corporate and other records of Taylor and each Subsidiary and their respective predecessors, including the minute books, stock books, stock transfer registers, books of account, leases and Contracts, deeds and title documents, and Financial Statements; and (ii) such other documents or certificates as shall be reasonably requested by PSS.

         (i) Resignation of Taylor Directors. On or prior to the Closing Date, Taylor shall have delivered to PSS evidence satisfactory to PSS of the resignation of the directors of Taylor effective as of the Closing Date.

         (j) Statements for Services Rendered. Taylor shall have received final statements for all legal, accounting and advisory fees for which it is responsible for payment in connection with the transactions contemplated by this Agreement, together with an acknowledgment by each such legal counsel, accountant or advisor that such statement represents its final bill for all services rendered to Taylor in connection with the transactions contemplated by this Agreement.

         (k) Retention of Sales Force. Between the date of this Agreement and the Effective Time, the Taylor sales force shall not have decreased in number to less than 165 full-time sales persons.

         (l) Fairness Opinion. PSS shall have received an oral report on or before the date of this Agreement and confirmed in a subsequent written opinion as the dates of (i) the mailing of the Joint Proxy Statement and (ii) the Closing Date, an opinion from Alex. Brown to the effect that the terms of the Merger are fair to the stockholders of PSS from a financial point of view, which opinion shall be in form and substance reasonably satisfactory to PSS.

         (m) No Material Adverse Change. There shall not have been any Material adverse change in the business, assets, Liabilities financial condition, or results of operations of Taylor and its Subsidiaries, taken as a whole, between February 28, 1995 and the Closing Date, and Taylor shall have delivered to PSS a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

         (n) Consent of Lender. PSS shall have received from NationsBank, as agent bank, under PSS' senior credit facility its written consent to the consummation of the Merger and the other transactions contemplated by this Agreement within twenty (20) days of the date of this Agreement.

         (o) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by a national bank as the Escrow Agent in substantially the form of Exhibit 4.3 hereto, with any changes thereto from the form of Exhibit 4.3 being only such changes which relate specifically to the Escrow Agent and which changes are reasonably acceptable to PSS.

         9.3 Conditions to Obligations of Taylor. The obligations of Taylor to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Taylor pursuant to Section 11.6(b) of this
Agreement:

         (a) Representations and Warranties. The representations and warranties of PSS set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of PSS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

         (c) Certificates. PSS shall have delivered to Taylor (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PSS's Board of Directors and sole shareholder and Merger Corp.'s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Taylor and its counsel shall request.

         (d) Opinion of Counsel. Taylor shall have received an opinion of Alston & Bird, counsel to PSS, dated as of the Effective Time, in form reasonably acceptable to Taylor, as to the matters set forth in Exhibit 9.3(d).

         (e) Tax Opinion. Taylor shall have received the opinion of Price Waterhouse to the effect that the Merger will constitute a tax-free reorganization within the meaning of 368(a) of the Internal Revenue Code, which opinion shall be in form and substance reasonably satisfactory to Taylor.

         (f) Fairness Opinion. Taylor shall have received an oral report on or before the date of this Agreement and confirmed in a subsequent written opinion as of the dates of (i) the mailing of the Joint Proxy Statement, and (ii) the Closing Date, from Tucker Anthony that the terms of the Merger are fair from a financial point of view to the shareholders of Taylor, which opinion shall be in form and substance reasonably satisfactory or Taylor.

         (g) No Material Adverse Change. There shall not have been any Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of PSS and its Subsidiaries, taken as a whole, between December 31, 1994 and the Closing Date, and PSS shall have delivered to Taylor a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

         (h) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by a national bank as the Escrow Agent in substantially the form of Exhibit 4.3 hereto, with any changes thereto from the form of Exhibit 4.3 being only such changes which relate specifically to the Escrow Agent and which changes are reasonably acceptable to Taylor.

                                   ARTICLE 10
                                  TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Taylor and PSS, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                          (a) By mutual consent of the Board of Directors of PSS
and the Board of Directors of Taylor; or

                          (b) By the Board of Directors of either Party
(provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the reasonable opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

                          (c) By the Board of Directors of either Party
(provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                          (d) By the Board of Directors of either Party
(provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Taylor or PSS fail to vote their approval of this Agreement and the transactions contemplated at the Shareholders' Meetings where the transactions were presented to such shareholders for approval and voted upon; or

                          (e) By the Board of Directors of either Party in the
event that the Merger shall not have been consummated by September 15, 1995, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                          (f) By the Board of Directors of either Party
(provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                          (g) By the Board of Directors of either Party if the
Base Period Trading Price is less than $26.00 or greater than $44.00 (in each case, calculated without regard to the Base Period Trading Price
Limitations);or

                          (h) By the Board of Directors of either Party if the
Board of Directors of Taylor shall fail to call a shareholders' meeting or solicit consents for the purpose of approving the Merger or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of Taylor; or

                          (i) By the Board of Directors of PSS if the sum of
all adjustments to the Aggregate Purchase Price contained in clauses (i), (iv) and (v) of the definition of Aggregate Purchase Price set forth in Section 11.1 hereof would result in a reduction of the Aggregate Purchase Price by more than $2,000,000 but for the proviso contained in such definition of "Aggregate Purchase Price."

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve a breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except Articles 2, 3, 4 and 11 and Sections 6.5, 8.1, 8.10, 8.11, 8.21, 8.22, 10.2 and 10.3 of this Agreement, and except with respect to the indemnification obligations in the Escrow Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 Definitions.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                 "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "Aggregate Purchase Price" shall mean $45,000,000, (i) minus the Taylor Plus Adjustment, if any, (ii) plus the aggregate of all exercise or purchase prices under all Taylor Options and Taylor Warrants, (iii) minus all accrued but unpaid dividends on the Taylor Series A Preferred Stock and the Taylor Series C Preferred Stock as of the Closing Date, (iv) minus any amounts owed to Taylor ten (10) days prior to the Closing Date under the promissory note from Rick Stanley in the principal amount of $176,020, and (v) minus any expenses incurred by Taylor or on Taylor's behalf in connection with the transactions contemplated hereunder in excess of $1,500,000, determined in accordance with Section 11.2 hereof; provided, however, that the aggregate of the adjustments in clauses (i), (iv) and (v) of this definition shall not exceed $2,000,000.

                 "Agreement" shall mean this Third Amended and Restated Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "Certificate of Merger" shall mean the Certificate of Merger to be executed by Merger Corp. and Taylor and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1 of this Agreement.

                 "Closing Date" shall mean the date on which the Closing occurs.

                 "Common Stock Per Share Purchase Price" shall mean the quotient obtained by dividing (i) the Aggregate Purchase Price by (ii) the Fully Diluted Common Equivalents.

                 "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                 "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                 "DGCL" shall mean the Delaware General Corporate Law.

                 "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" shall have the meaning provided in Section
5.14 of this Agreement.

                 "Escrow Agreement" shall mean the Escrow Agreement attached to this Agreement as Exhibit 4.3.

                 "Escrow Shares" shall mean the shares of PSS Common Stock issued pursuant to Section 4.3 hereof.

                 "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "FBCA" shall mean the Florida Business Corporation Act.

                 "Fully Diluted Common Equivalents" shall mean the sum of (i) all issued and outstanding shares of Taylor Common Stock, and (ii) all shares of Taylor Common Stock issuable upon the exercise of all outstanding Taylor Options and Taylor Warrants, the conversion of any Taylor Series A Preferred Stock and Taylor Series C Preferred Stock, and the conversion of all other convertible securities of Taylor and the issuance of all Taylor Common Stock issuable pursuant to any other rights or commitments of any nature (except for shares of Taylor Common Stock issuable upon conversion of the subordinated debt to be paid by PSS pursuant to Section 8.14 hereof unless such subordinated debt is converted into Taylor Common Stock prior to the Effective Time).

                 "Funded Debt" shall mean any outstanding indebtedness (including leases required to be capitalized under GAAP) of such party or its Subsidiaries, except Funded Debt between such parties, representing borrowing, but excluding trade payables.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "Hazardous Material" shall mean (i) any hazardous substance, hazardous Material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinated biphenyls).

                 "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "Intellectual Property" shall mean the copyrights, patents, trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Joint Proxy Statement" shall mean the proxy statement used by Taylor and PSS to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of PSS relating to the issuance of the PSS Common Stock as provided in this Agreement.

                 "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                 "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                 "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                 "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                 "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include the impact of (x) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                 "Merger Corp. Common Stock" shall mean the $0.01 par value common stock of Merger Corp.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

                 "1933 Act" shall mean the Securities Act of 1933, as amended.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi- judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                 "Party" shall mean either Taylor, Merger Corp. or PSS, and "Parties" shall mean all of Taylor, Merger Corp. and PSS.

                 "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                 "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "Preferred A Dividend Adjustment Per Share" shall mean the quotient obtained by dividing (i) all accrued but unpaid dividends on the Taylor Series A Preferred Stock as of the Closing Date, by (ii) the number of shares of Taylor Common Stock into which the Taylor Series A Preferred Stock is convertible at the Effective Time.

                 "Preferred C Dividend Adjustment Per Share" shall mean the quotient obtained by dividing (i) all accrued but unpaid dividends on the Taylor Series C Preferred Stock as of the Closing Date, by (ii) the number of shares of Taylor Common Stock into which the Taylor Series C Preferred Stock is convertible at the Effective Time.

                 "PSS Capital Stock" shall mean, collectively, the PSS Common Stock, the PSS Preferred Stock and any other class or series of capital stock of PSS.

                 "PSS Common Stock" shall mean the $0.01 par value common stock of PSS.

                 "PSS Preferred Stock" shall mean the $0.01 par value preferred stock of PSS.

                 "PSS Stock Plans" shall mean the existing stock option and other stock-based compensation plans of PSS designated as follows: 1994 Long Term Incentive Plan, 1994 Long Term Stock Plan, 1994 Incentive Stock Option Plan, Directors' Stock Plan, Employee Stock Purchase Plan and 1986 Incentive Stock Option Plan.

                 "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by PSS under the 1933 Act with respect to the shares of PSS Common Stock to be issued to the shareholders of Taylor in connection with the transactions contemplated by this Agreement.

                 "Regulatory Authorities" shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

                 "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "Series A Per Share Purchase Price" shall mean the product of
(i) the Common Stock Per Share Purchase Price plus the Preferred A Dividend Adjustment Per Share, times (ii) the number of shares of Taylor Common Stock into which the Taylor Series A Preferred Stock is convertible at the Effective Time.

                 "Series C Per Share Purchase Price" shall mean the product of
(i) the Common Stock Per Share Purchase Price plus the Preferred C Dividend Adjustment Per Share, times (ii) the number of shares of Taylor Common Stock into which the Taylor Series C Preferred Stock is convertible at the Effective Time.

                 "Shareholders' Meetings" shall mean the respective meetings of the shareholders of Taylor and PSS to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "Surviving Corporation" shall mean Taylor as the surviving corporation resulting from the Merger.

                 "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                 "Taylor Capital Stock" shall mean the Taylor Common Stock, Taylor Series A Preferred Stock and Taylor Series C Preferred Stock.

                 "Taylor Class A Common Stock" shall mean the $.01 par value per share Class A Voting Common Stock of Taylor.

                 "Taylor Class B Non-Voting Common Stock" shall mean the $.01 par value per share Class B Non-Voting Common Stock of Taylor.

                 "Taylor Common Stock" shall mean the Taylor Class A Common Stock and the Taylor Class B Common Stock.

                 "Taylor Executives" shall mean all present and former officers and directors of Taylor or any constituent corporation absorbed into Taylor pursuant to merger or consolidation.

                 "Taylor Option" shall mean a stock option granted pursuant to the Taylor Stock Plan.

                 "Taylor Plus Adjustment" shall mean the amount, if any, determined in accordance with Section 8.15 of this Agreement.

                 "Taylor Series A Preferred Stock" shall mean the $.01 par value per share Series A Preferred Stock of Taylor.

                 "Taylor Series C Preferred Stock" shall mean the $.01 par value per share Series C Preferred Stock of Taylor.

                 "Taylor Stock Plan" shall mean the existing stock option plans of Taylor designated as follows: (i) the 1986 Stock Option Plan, and (ii) the 1993 Stock Option Plan..

                 "Taylor Warrant Agreement" shall mean the Warrant Agreement, dated January 31, 1993, by and among Taylor and warrant holders named therein.

                 "Taylor Warrants" shall mean the warrants to purchase Taylor Class A Common Stock pursuant to the Warrant Agreement..

                 "Undisclosed Liabilities" shall mean any liability or obligation of a Party to this Agreement, whether accrued, liquidated, unliquidated, absolute, contingent, matured, unmatured or otherwise, as of the Closing Date, that is not fully reflected or reserved against in their respective financial statements or fully disclosed in a Schedule.

                 "Warrant Per Share Purchase Price" shall mean the consideration to be received pursuant to Section 3.6 hereof in respect of each share of Taylor Common Stock subject to a Taylor Warrant and shall equal the Common Stock Per Share Purchase Price minus the exercise or purchase price for such share of Taylor Common Stock under such Taylor Warrant.

         (b) In addition to the terms defined in Section 11.1 (a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Alex. Brown - Section 6.9                                     Exchange Agent - Section 4.1
Annualized Losses - Section 8.16                              FASB 5 - Section 5.18
Audited Balance Sheet - Section 8.17                          Financial Statements - Section 5.5
Base Period Trading Price - Section 3.1(b)                    Merger - Section 1.1
Base Period Trading Price Limitations - Section 3.1(b)        Multiemployer Plan - Section 5.21(a)
Benefit Plans - Section 5.21                                  Per Share Purchase Price - Section 3.1(b)
Capital Expenditures - Section 5.16(c)                        PSS Documents - Section 6.5
Closing - Section 1.2                                         Series A Exchange Ratio - Section 3.1(c)
Closing Date - Section 1.2                                    Series C Exchange Ratio - Section 3.1(d)
Common Stock Exchange Ratio - Section 3.1(b)                  Settlement Payment - Section 3.5(a)
Effective Time - Section 1.3                                  Taylor Options - Section 3.5
Ending Month - Section 8.16                                   Tucker Anthony - Section 5.25
Environmental Litigation - Section 5.7                        Warrant Exchange Ratio - Section 3.6(a)
ERISA Plan - Section 5.21                                     Warrant Settlement Payment - Section 3.6(a)



         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Expenses. (a) PSS shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. PSS shall bear and pay reasonable costs and expenses for (i) fees and expenses of Taylor's counsel, (ii) fees and expenses of Taylor's accountants, (iii) fees and expenses of Tucker Anthony, Inc., and (iv) any bonuses described in paragraph B.1 of Schedule 5.21.3, incurred by Taylor or on Taylor's behalf in connection with the transactions contemplated hereunder in an amount not to exceed $1,500,000 in the aggregate. For purposes of the allocation of joint expenses, each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement if the Merger is not consummated, but PSS shall pay all of such costs and expenses if the Merger is consummated.

         (b) If this Agreement is terminated pursuant to Section 10.1(h), and within one (1) year after the effective date of such termination Taylor is the subject of a Third Party Acquisition Event with any Person (other than a Party hereto), then at the time of consummation of such Third Party Acquisition Event, Taylor shall pay to PSS a break-up fee of $2,500,000 in immediately available funds, which fee represents the Parties' best estimates of the out-of-pocket costs incurred by PSS and the value of management time, overhead, opportunity costs and other unallocated costs of PSS incurred by or on behalf of PSS in connection with this Agreement. Taylor shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to PSS upon such consummation. As used herein, the term "Third Party Acquisition Event" shall mean either of the following: (i) Taylor shall consummate any agreement with respect to an Acquisition Proposal, or (ii) any Person (other than a Party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the 1934

Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Taylor Capital Stock representing 50% or more of the total combined voting power of Taylor.

         11.3 Brokers and Finders. Except for Alex. Brown, as to PSS, and Tucker Anthony, as to Taylor, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Taylor or PSS, each of Taylor and PSS, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.11 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Taylor Common Stock, there shall be made no amendment that pursuant to the DGCL requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of PSS Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Taylor Common Stock will be exchanged for shares of PSS Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of PSS Common Stock without any requisite approval of the holders of the issued and outstanding shares of PSS Common Stock entitled to vote thereon.

         11.6 Waivers. (a) Prior to or at the Effective Time, PSS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Taylor, to waive or extend the time for the compliance or fulfillment by Taylor of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PSS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PSS.

         (b) Prior to or at the Effective Time, Taylor, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PSS, to waive or extend the time for the compliance or fulfillment by PSS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Taylor under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Taylor.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Taylor:                  Taylor, Inc.
                                  2155 IH-10 East
                                  Beaumont, Texas 77701
                                  Telecopy Number: (409) 832-1879
                                  Attention: Todd D. Christopher

         Copy to Counsel:         Hutcheson & Grundy, L.L.P.
                                  1200 Smith Street, Suite 3300
                                  Houston, Texas 77002-4579
                                  Telecopy Number: (713) 951-2925
                                  Attention: Benjamin G. Clark, Esq.

         PSS:                     Physician Sales & Service, Inc.
                                  7800 Belfort Parkway, Suite 250
                                  Jacksonville, Florida 32256
                                  Telecopy Number: (904) 281-9555
                                  Attention: Mr. Patrick C. Kelly

         Copy to Counsel:         Alston & Bird
                                  One Atlantic Center
                                  1201 W. Peachtree Street
                                  Atlanta, Georgia 30309
                                  Telecopy Number: (404) 881-7777
                                  Attention: J. Vaughan Curtis, Esq.

         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


                                TAYLOR MEDICAL, INC.


                                By:   /s/ Eugene Humphrey
                                    --------------------------------------------
                                      Vice President and Chief Financial Officer



                                PHYSICIAN SALES & SERVICE, INC.


                                By:   /s/ David A. Smith
                                    --------------------------------------------
                                      Vice President and Chief Financial Officer


                                PSS MERGER CORP.


                                By:   /s/ David A. Smith
                                    --------------------------------------------
                                      Vice President and Chief Financial Officer

                                  Exhibit 4.3

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into this 21st day of August, 1995, by and between Physician Sales & Service, Inc., a Florida corporation ("PSS"), NationsBank of Georgia, National Association, as the escrow agent (the "Escrow Agent") and Todd D. Christopher, David C. Wetherill and Philip A. Tuttle as representatives (the "Representatives") appointed by the former holders (the "Shareholders") of the issued and outstanding shares of capital stock of Taylor Medical, Inc., a Delaware corporation ("Taylor").

                             W I T N E S S E T H :

     PSS Merger Corp. ("Merger Corp.") is a wholly owned subsidiary of PSS and each is a party to a Third Amended and Restated Agreement and Plan of Merger with Taylor, dated July 12, 1995 (the "Merger Agreement"), pursuant to which Merger Corp. has on this date merged (the "Merger") with and into Taylor with Taylor surviving the merger and becoming a wholly owned subsidiary of PSS. Under the Merger Agreement, the Shareholders and the holders of warrants to purchase shares of Taylor capital stock (the "Warrant Holders") received contingent rights to receive, in the aggregate, shares of common stock of PSS ("PSS Common Stock") as provided in Sections 3.1(b), (c) and (d) and 3.6 of the Merger Agreement.

     In accordance with the Merger Agreement, the PSS Common Stock issuable pursuant to the contingent rights of Shareholders and Warrant Holders has been issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     On this date, PSS has executed a stock certificate in negotiable form representing the Escrow Shares and naming the Escrow Agent as the registered holder for the benefit of the Shareholders and Warrant Holders. Schedule 1 to this Agreement shows for each Shareholder and Warrant Holder (i) the respective percentage interest (the "Percentage Interest") of each such Shareholder and Warrant Holder in the General Escrow Shares and the Specific Escrow Shares, and
(ii) the corresponding aggregate maximum number of shares of PSS Common Stock issuable to each Shareholder or Warrant Holder, subject to the adjustments provided herein. The Escrow Agent shall hold the Escrow Shares on behalf of, and as a convenience to PSS and the Shareholders and Warrant Holders with the same force and effect as if such shares had been delivered by PSS to each Shareholder and Warrant Holder and subsequently delivered by such Shareholder or Warrant Holder to the Escrow Agent. The Escrow Agent shall hold the Escrow Shares, together with any and all future cash dividends or cash income with respect to the Escrow Shares (as provided in Section 5.1 hereof) ("Cash") for the benefit of PSS, Merger Corp., the Shareholders and the Warrant Holders, as the case may be, pursuant to the terms of this Agreement. Cash shall be held by the Escrow Agent in The Nations Fund - Treasury Portfolio, a prospectus of which is hereby acknowledged as received by PSS and the Representatives. PSS and the Representatives acknowledge that Escrow Agent may receive a fee from the manager of its money market fund for acting as sub-administrator. Any income or interest realized from the investments made by the Escrow Agent pursuant hereto shall be included in Cash and paid in accordance with this Agreement.

                                   ARTICLE 2
                                INDEMNIFICATION

     2.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Audited Balance Sheet" shall mean the audited consolidated balance sheet of Taylor as of March 31, 1995 prepared by Arthur Andersen LLP and attached as Exhibit 1 to this Agreement.

     (b) "Closing Date" shall mean the date of the closing of the transactions contemplated by the Merger, which shall be the date on which the Effective Time occurs.

     (c) "Disputed Loss Notice" shall mean a Loss Notice that is disputed by the Representatives by delivery of a Protest Notice.

     (d) "Effective Time" shall mean the time that the Certificate of Merger reflecting the Merger becomes effective with the Secretary of State of Delaware.

     (e) "Environmental Claim" shall mean any Loss incurred up to but not exceeding $465,000 in excess of specific identifiable reserves for the Environmental Claim reflected on the Audited Balance Sheet resulting from the civil administrative action brought by the Environmental Protection Agency against Taylor on February 14, 1995.

     (f) "Escrow Agent Expenses" shall mean the one-half of the expenses of the Escrow Agent which the Representatives are obligated to bear under Section
6.4 hereof, in an amount up to $50,000, incurred in connection with the obligations of the Escrow Agent under this Agreement.

     (g) "Escrow Shares" shall mean the General Escrow Shares and the Specific Escrow Shares.

     (h) "General Escrow Shares" shall mean those shares of PSS Common Stock issued and placed in Escrow equal to (i) the difference between eleven percent (11%) and the percentage of Specific Escrow Shares out of the total number of shares of PSS Common Stock issued in the Merger, multiplied by (ii) the total number of shares of PSS Common Stock issued in the Merger.

     (i) "Indemnifiable Loss" shall mean any Loss for which an Indemnitee may be indemnified pursuant to Section 2.2 or 2.3 hereof.

     (j) "Indemnitee" shall mean a party entitled to indemnification under
Section 2.2 hereof.

     (k) "Litigation Claim" shall mean any Loss in excess of specific identifiable reserves for such Litigation Claims reflected on the Audited Balance Sheet resulting from any pending litigation of Taylor at the Closing Date, but excluding the Environmental Claim.

     (l) "Loss" shall mean any direct or indirect demand, claim, payment or failure to receive payment, obligation, action or cause of action, assessment, loss, liability, cost or expense, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability, and any amount paid in settlement of any claim or action.

     (m) "Loss Notice" shall mean a written notice, as prescribed in Section
2.4 hereof, provided by an Indemnitee to the Escrow Agent and the Representatives setting forth in reasonable detail the nature and amount of an Indemnifiable Loss or potential Indemnifiable Loss and the number of Escrow Shares sought to be cancelled in respect of such Indemnifiable Loss.

     (n) "Receivable Claim" shall mean (i) any Loss incurred by reason of the failure of Taylor to receive all principal and interest due at the Closing Date under the two notes receivable of Taylor from LC Acquisition Corporation aggregating $848,586.80 in excess of specific identifiable reserves for such notes receivable reflected in the detailed accounts of Taylor supporting the Audited Balance Sheet; (ii) any of the following Losses, all of which shall be determined as of December 31, 1995: (A) any Loss incurred by reason of the failure of Taylor to receive the difference between (x) $1,051,000 and (y) any and all monies received by Taylor after February 28, 1995 relating to those certain accounts receivable of Taylor Home Health, Inc. ("THH") and Taylor Home Health Supply of Louisiana, Inc. ("THHSL") sold to Zeta Home Health Care, Inc. ("Zeta") pursuant to that certain Agreement for Sale and Purchase of Assets and Covenant Not to Compete dated July 1, 1994, by and among THH, THHSL and Zeta;
(B) any Loss up to but not exceeding $300,000 incurred by reason of the failure of PSS to recover in the form of cash or credits usable by December 31, 1995 by PSS, the specific inventory items in the Inventory Morgue reflected in the detailed accounts of Taylor supporting the Audited Balance Sheet; (C) any Loss up to but not exceeding $80,000 incurred by reason of the failure of PSS to recover, in the form of cash or payroll deductions, amounts owed to Taylor by the Taylor sales representatives for the sample accounts of such representatives; and (D) any amounts less than $676,935 recovered by PSS or Taylor, in the form of cash or credits usable by December 31, 1995 by PSS, for amounts owed to Taylor under the Vendor Rebate Receivable as reflected in the detailed accounts of Taylor supporting the Audited Balance Sheet; and (iii) any amounts, determined as of March 28, 1996, less than $570,435 recovered by Taylor or PSS, in the form of cash or credits usable by March 28, 1996 by PSS, for amounts owed to Taylor due to Vendor Inventory Returns as reflected in the detailed accounts of Taylor supporting the Audited Balance Sheet.

     (o) "Representative Expenses" shall mean expenses of the Representatives, in an amount up to $225,000, incurred in connection with their obligations under this Agreement.

     (p) "Protest Notice" shall mean a written notice, as prescribed in Section
2.4 hereof, provided by the Representatives to an Indemnitee if he disputes any Loss Notice received from an Indemnitee.

     (q) "Sales Tax Claim" shall mean any Loss incurred up to but not exceeding $300,000 in excess of any specific reserves for such Sales Tax Claim reflected on the Audited Balance Sheet in connection with the sales tax audit of Taylor by the State of Texas and which is pending at this date.

     (r) "Specific Escrow Shares" shall mean those shares of PSS Common Stock issued and placed in Escrow equal to the sum of (i) the Environmental Claim divided by the Value Per Share, (ii) the Sales Tax Claim divided by the Value Per Share, (iii) the aggregate amount of the Receivables Claim divided by the Value Per Share, (iv) the Representative Expenses divided by the Value Per Share, and (v) the Escrow Agent Expenses divided by the Value Per Share.

     (s) "Value Per Share" shall mean $10.61729167.

     2.2 General Indemnity by Representatives. Subject to the express limitations of Section 2.7 hereof, the Representatives, as the representative of the Shareholders and the Warrant Holders, shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless PSS, Merger Corp. and Taylor (each an "Indemnitee") from and against (i) any Litigation Claim and
(ii) any Loss suffered or incurred by such Indemnitee, as and when due, which arises out of or results from a breach of any of the representations, warranties or covenants (except to the extent such covenants are waived by PSS prior to the Effective Time) and agreements of Taylor set forth in the Merger Agreement or in any document or agreement made or executed by Taylor pursuant to the Merger Agreement.

     2.3 Specific Indemnity by Representatives. In addition to the indemnification obligations in Section 2.2 above, and subject to the express limitations of Section 2.7 hereof, the Representatives, as the representative of the Shareholders and the Warrant Holders, shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Indemnitees from and against any Loss suffered or incurred by such Indemnitee, as and when due, which arises out of or results from an Environmental Claim, a

Receivable Claim, a Sales Tax Claim, any Representative Expenses and the Escrow Agent Expenses paid by an Indemnitee.

     2.4 Notice of Claim. If an Indemnitee incurs an Indemnifiable Loss, or should an Indemnitee negotiate a proposed settlement in satisfaction of a potential Indemnifiable Loss, it shall promptly provide a Loss Notice to the Representatives and the Escrow Agent. If the Representatives dispute the amount sought under any such Loss Notice or otherwise dispute the right of the Indemnitee to be indemnified hereunder, they shall provide the Indemnitee and the Escrow Agent a Protest Notice within thirty (30) days of the date any such Loss Notice is given. Notwithstanding anything in this Escrow Agreement to the contrary, the Representatives may not dispute any indemnifiable loss and may not submit a Protest Notice with respect to a Receivable Claim for which they assert that a payment or credit was received prior to the Closing Date unless such payment or credit is specifically identifiable in the records and books of account of Taylor as provided in Section 8.22 of the Merger Agreement. If no Protest Notice is received by the Indemnitee and the Escrow Agent within thirty
(30) days from the date on which any Loss Notice is given, or if a Protest Notice is received and the dispute is resolved in favor of the Indemnitee after following the procedures set forth below, then the Escrow Agent shall cause to be delivered to PSS and PSS shall promptly cancel and retire (i) with respect to an Indemnifiable Loss under Section 2.2, that number of General Escrow Shares as shall equal the number of General Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount sought by or awarded to the Indemnitee, and (ii) with respect to an Indemnifiable Loss under Section 2.3, that number of Specific Escrow Shares as shall equal the number of Specific Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount sought by or awarded to the Indemnitee. To the extent that Cash is held in escrow, and at the option of the Indemnitee, the Escrow Agent shall pay any Indemnifiable Loss, in whole or in part, with such Cash. In its Loss Notice, PSS shall set forth for the Escrow Agent (i) the number of General Escrow Shares, (ii) the number of Specific Escrow Shares, and/or (iii) the amount of Cash, if any, to be delivered to PSS in accordance with this paragraph. If the Indemnitee and the Escrow Agent receive a Protest Notice within such 30-day period, the Escrow Agent shall not deliver any Cash or Escrow Shares until receipt by it of written instructions (i) signed by a majority of the Representatives and a duly authorized officer of the Indemnitee; or (ii) signed by an arbitration panel that has considered and resolved such dispute as provided in Section 2.5 below, which sets forth (i) the number of General Escrow Shares, (ii) the number of Specific Escrow Shares, and/or (iii) the amount of Cash, if any, to be delivered to PSS in accordance with this paragraph. After delivery of any Escrow Shares to PSS in accordance with this paragraph, the Escrow Agent shall be reissued a certificate in respect of any remaining Escrow Shares.

     2.5 Procedure With Respect to Disputed Indemnifiable Loss. A Disputed Loss Notice may be resolved by the agreement of a majority of the Representatives and the Indemnitee, in which case written notice of such agreement shall be promptly provided to the Escrow Agent, together with a statement of the agreed upon amount to be reimbursed to the Indemnitee. If a majority of the Representatives and the Indemnitee are unable to resolve a Disputed Loss Notice, then such Disputed Loss Notice shall be submitted to arbitration on an informal basis. If a Disputed Loss Notice is to be arbitrated, a majority of the Representatives shall select one arbitrator, the Indemnitee shall select one arbitrator, and the two arbitrators so chosen shall select a third. Any decision of the informal arbitration panel shall require the vote of at least two (2) of such arbitrators and shall be deemed conclusive and each party shall be deemed to have waived any rights to appeal therefrom. Any resolution of a Disputed Loss Notice, whether by agreement of the parties or by arbitration, must be made within sixty (60) days of the date of the Protest Notice in regard to which the dispute relates. If any arbitration decision is rendered in favor of the Indemnitee, then the Indemnitee's and the Representatives' reasonable legal and other expenses incurred in the arbitration proceeding shall be added to the amount of the Indemnifiable Loss. If any arbitration decision is rendered in favor of the Representatives, then the Indemnitee shall reimburse the Representatives for the benefit of the Shareholders and Warrant Holders for reasonable legal and other expenses incurred in the arbitration proceeding. In determining whether an arbitration decision is "in favor" of one party or the other, if an Indemnitee receives greater than one-half of its claim in arbitration it shall be deemed to have been a decision "in favor" of the Indemnitee. If resolution of a Disputed Loss

Notice is not made within sixty (60) days of the date of the Protest Notice as provided in this Section 2.5, then the Escrow Agent may, in its sole discretion, either (i) continue to hold the Escrow Shares undisbursed until such time as the disputing parties agree in writing as to a proper disposition of such Escrow Shares, or (ii) if such agreement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, and, upon the advice of counsel, may take such other legal action as may be appropriate or necessary, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. Any such legal action may be brought in any court of competent jurisdiction. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

     2.6 Employment of Counsel. An Indemnitee may employ legal counsel of its choice and at its expense to conduct and direct the entire defense of any litigation or claim described in a Loss Notice. Upon the receipt by an Indemnitee of notice of any such claim contained in a Loss Notice and the employment by the Indemnitee of counsel to defend any such claim, the Indemnitee shall notify the Representatives in writing. The Indemnitee shall be responsible for any attorneys' fees incurred in connection with the defense of such litigation or claim, subject to its right to reimbursement of such expenses as provided herein. The Representatives may, at their expense, participate in the defense of any litigation or claim; provided that control of any such defense shall be with counsel selected by the Indemnitee.

     2.7 Exclusive Remedy. If an Indemnitee incurs an Indemnifiable Loss, the sole and exclusive means of recovery shall be as set forth in this Agreement and the escrow established hereunder. Neither the Representatives nor the Shareholders or Warrant Holders have any obligation or liability to an Indemnitee beyond the several interest of such Shareholders or Warrant Holders in the Escrow Shares. Each Indemnitee agrees that if it incurs any Indemnifiable Loss it will not sue or seek recourse against the Representatives or the Shareholders or the Warrant Holders, or any of them, other than as provided in this Agreement.

                                   ARTICLE 3
                            TERM; EXPIRATION; LIMITS

     3.1 Term - General Indemnity. With respect to the indemnification obligations set forth in Section 2.2 hereof, the term of escrow for the General Escrow Shares shall commence on the Closing Date of the Merger and shall terminate upon the earlier to occur of (i) one (1) year after the Closing Date, or (ii) upon the first publication by PSS of audited consolidated financial statements covering an accounting period after the Closing Date. PSS and the Representatives shall provide written notice to the Escrow Agent upon expiration of the escrow for the General Escrow Shares.

     3.2 Term - Specific Indemnity. With respect to the indemnification obligations set forth in Section 2.3 hereof, the term of escrow for the Specific Escrow Shares shall commence on the Closing Date of the Merger and shall terminate with respect to each type of claim indemnified under Section
2.3 hereof upon a final determination that Taylor can incur no Indemnifiable Loss for an Environmental Claim, a Receivable Claim, a Sales Tax Claim, Representative Expenses or the Escrow Agent Expenses, as the case may be. PSS and the Representatives shall provide written notice to the Escrow Agent upon expiration of the escrow for the Specific Escrow Shares. If, following one (1) year after the Closing Date, a majority of the Representatives desire to settle the Environmental Claim, the Receivable Claim or the Sales Tax Claim, then the Indemnitee shall use its good faith efforts to settle such claim unless in its reasonable judgment any proposed settlement would be adverse to the Indemnitee's ongoing business. Any settlement of such claim must be with the consent of a majority of the Representatives.

     3.3 Expiration of Term - No Claim Pending. If at the expiration of an escrow term provided in Section 3.1 or 3.2 above, either (i) no Loss Notice has been received with respect to an Indemnifiable Loss covered by the escrow which term is expiring; or (ii) any Loss Notice that has been received has been resolved in accordance with this Agreement; or (iii) no litigation or claim is pending for which an Indemnitee may be entitled to indemnification hereunder, the Escrow Agent shall (i) deliver to the transfer agent for PSS Common Stock for issuance to each Shareholder and Warrant Holder, a certificate representing the number of shares of PSS Common Stock equal to the aggregate number of the Escrow Shares subject to the escrow which term is expiring and then remaining in escrow times the Percentage Interest for such Shareholder or Warrant Holder, and (ii) deliver to each Shareholder and Warrant Holder, any Cash times the Percentage Interest for such Shareholder or Warrant Holder. The Representatives and PSS shall provide written notice to the Escrow Agent which sets forth the number of Escrow Shares to be delivered as provided in the foregoing sentence. Any such delivery of PSS Common Stock shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent, with each Shareholder and Warrant Holder receiving one (1) full share of PSS Common Stock if such fraction is .5 or more, and nothing in respect thereof if such fraction is less than .5, so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders and Warrant Holders.

     3.4 Expiration of Term - Claim Pending. If at the expiration of an escrow term provided in Section 3.1 or 3.2 above, any claim is pending under Section
2.2 or Section 2.3 for which an Indemnitee would be entitled to indemnification if such claim were resolved adversely to them, then the Escrow Agent shall retain in such escrow that number of shares of PSS Common Stock as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount set forth by such Indemnitee in the Loss Notice with respect to such claims (the "Retained Shares"). The Representatives and PSS shall provide written notice to the Escrow Agent which sets forth the Retained Shares as determined in the foregoing sentence. The number of Escrow Shares, less the number of Retained Shares, shall then be distributed to the Shareholders as set forth in Section
3.3 above. Upon the resolution of any claim for which shares were retained in escrow at the expiration of the term of this Agreement and receipt of written notice from PSS and the Representatives to such effect, the Escrow Agent shall cancel the appropriate number of Retained Shares (if any) and shall distribute any remaining Retained Shares to the Shareholders as set forth in Section 3.3 above.

     3.5 Effect of Final Delivery. Notwithstanding the expiration of the term of the escrow, this Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate. If any cash is held in escrow at the expiration of the term of the escrow, such cash shall be distributed pro rata with the Escrow Shares as provided in Sections
3.3 and 3.4 above.

     3.6 Limitations. Notwithstanding anything to the contrary contained in this Agreement, no Indemnitee may submit a Loss Notice pursuant to Section 2.2 hereof (and no obligation to indemnify shall exist) until the aggregate Indemnifiable Losses of all Indemnitees hereunder shall equal $50,000 (the "Deductible Amount"). The Escrow Agent shall have no responsibility to determine whether Indemnifiable Losses equal or exceed the Deductible Amount. If and when the sum of all Indemnifiable Losses of all Indemnitees hereunder equals or exceeds the Deductible Amount, then each Indemnitee may submit a Loss Notice for all Indemnifiable Losses incurred in excess of the Deductible Amount.

                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES

     The Escrow Agent may at any time request the transfer agent for PSS Common Stock to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS

     5.1 Cash Dividends; Voting Rights. Any and all cash dividends or other cash income with respect to the Escrow Shares shall be held in escrow with the Escrow Shares pursuant to the terms of this Agreement. By written notice signed by all of the Representatives, the Representatives shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of the Shareholders and Warrant Holders, and the Escrow Agent shall comply with such directions if received from the Representatives at least five (5) days prior to the date of the meeting at which such vote is to be taken; provided that all of the Representatives must notify the Escrow Agent to vote all of the Escrow Shares in the same manner. In the absence of the unanimous direction of the Representatives, the Escrow Agent shall not vote any such Escrow Shares.

     5.2 Stock Splits; Stock Dividends. In the event of any stock split or stock dividend with respect to PSS Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and any other references herein to a specific number of shares of PSS Common Stock and the Value Per Share shall be adjusted accordingly.

                                   ARTICLE 6
                                THE ESCROW AGENT

     6.1 Liability. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for PSS or the Representatives given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. Written instructions provided to Escrow Agent hereunder by PSS and/or the Representatives shall be signed by the Authorized Representatives as identified on Schedule 2 attached hereto. The limitation of liability provisions of this Section 6.1 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     6.2 Indemnification of Escrow Agent. PSS and the Representatives hereby, jointly and severally, agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder (except in connection with the willful default or gross negligence of the Escrow Agent hereunder), including, without limitation, any litigation arising from this Escrow

Agreement, or involving the subject matter thereof. The indemnity provisions of this Section 6.2 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     6.3 Resignation. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective not later than sixty (60) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or any other appropriate judicial proceeding in any court of competent jurisdiction and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause by PSS or the Representatives. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     6.4 Expenses of Escrow Agent. The Representatives (on behalf of the Shareholders and out of the Escrow Shares, but not personally) and PSS shall share equally the expenses of the Escrow Agent on the terms set forth herein. Escrow Agent's fees and expenses are set forth on Schedule 3 attached hereto and made a part hereof and Escrow Agent shall bill PSS for the amount of such fees and expenses. PSS shall pay the amount of such fees and expenses to Escrow Agent, and the one-half of such amount owed by the Representatives, which constitute the Escrow Agent Expenses, shall constitute an Indemnifiable Loss pursuant to Section 2.3 hereof. As security for the Escrow Agent Expenses and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder, and with performance of the agreement herein contained, Escrow Agent is hereby given a lien upon all assets held by Escrow Agent hereunder, which lien shall be prior to all other liens or claims against such assets.

                                   ARTICLE 7
                                REPRESENTATIVES

     7.1 Power and Authority. The Representatives shall have full power and authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Representatives hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Representatives shall have full power and authority, on behalf of all the Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto. All determinations of the Representatives shall be decided by a majority thereof.

     7.2 Resignation; Successors. A Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of a Representative, a successor shall be named from among the Shareholders by a majority of the members of the Board of Directors of Taylor who served on such board prior to the Merger. Each such successor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Representatives, and the term "Representatives" as used herein shall be deemed to include such successor Representative or Representatives.

     7.3 Liability. In performing any of their duties under this Agreement, or upon the claimed failure to perform their duties hereunder, the Representatives shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement; provided, however, that the Representatives shall be liable for damages arising out of their willful default or gross negligence under this Agreement. Accordingly, the Representatives shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of their counsel given with respect to any questions relating to the duties and responsibilities of the Representatives hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Representatives shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this
Section 7.3 shall survive the termination of this Agreement and the resignation of any or all of the Representatives.

     7.4 Indemnification of Representatives. PSS shall indemnify and hold harmless the Representatives from and against any Loss (as such term is defined in Section 2.1(k) hereof) incurred in connection with the performance of his duties hereunder, including the advancement of expenses incurred in connection with investigating or defending any claim or action. The indemnity provisions of this Section 7.4 shall survive the termination of this Agreement and the resignation of any or all of the Representatives.

     7.5 Representative Expenses. PSS shall pay any Representative Expenses in amount up to $225,000, which amounts shall constitute an Indemnifiable Loss pursuant to Section 2.3 hereof.


                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 Transferability. The contingent right to receive Escrow Shares shall not be transferable by the Shareholders otherwise than by will or by the laws of descent and distribution.

     8.2 Notices. Each party shall keep each of the other parties hereto advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified below:

     If to PSS or Merger Corp.:

     Physician Sales & Service, Inc.
     7800 Belfort Parkway, Suite 250
     Jacksonville, Florida  32256
     Attn:  Mr. Patrick C. Kelly
     Tel:  (904) 281-0011
     Facsimile:  (904) 281-9555

     with a copy to:

     Alston & Bird
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attn: J. Vaughan Curtis, Esq.
     Tel:  (404) 881-7397
     Facsimile:  (404) 881-7777

     If to Representatives:

           Mr. Todd D. Christopher
           Mr. David C. Wetherill
           Mr. Philip A. Tuttle
           c/o Mr. Todd D. Christopher
           Taylor Medical, Inc.
           2155 IH-10 East
           Beaumont, Texas 77701
           Telecopy number: (409) 832-1879

     If to Escrow Agent:

           NationsBank of Georgia, National Association
           Corporate Trust Administration
           600 Peachtree Street - Suite 900
           Atlanta, Georgia  30308

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3 Construction. The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Merger Agreement or any other agreement or understanding between PSS and the Shareholders. The Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein. The Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     8.5 Separability. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     8.6 Headings. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

     8.8 Amendments. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

     8.9 Third Party Beneficiaries. Taylor and Merger Corp. are expressly intended to be third party beneficiaries of the indemnities and obligations of the Representatives as if they were parties to this Agreement.

                      [Signatures Contained on Next Page]

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                       PHYSICIAN SALES & SERVICE, INC.


                                       By:_______________________________
                                          Patrick C. Kelly,
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                                       "ESCROW AGENT"

                                       NATIONSBANK OF GEORGIA,
                                       NATIONAL ASSOCIATION


                                       By: ________________________________
                                       Title: _____________________________


                                       "REPRESENTATIVES"



                                       ____________________________________
                                               Todd D. Christopher


                                       ____________________________________
                                                David C. Wetherill


                                       ____________________________________
                                                Philip A. Tuttle

                                  Exhibit 8.10

                              AFFILIATE AGREEMENT


Physician Sales & Service, Inc.
7800 Belfort Parkway, Suite 250
Jacksonville, Florida  32256
Attention:        Mr. Patrick C. Kelly
                  Mr. David A. Smith



Gentlemen:

        The undersigned is a shareholder of Taylor Medical, Inc. ("Taylor"), a corporation organized and existing under the laws of the State of Delaware, and will become a shareholder of Physician Sales & Service, Inc. ("PSS") pursuant to the transactions described in that certain Third Amended and Restated Agreement and Plan of Merger, dated as of July 12, 1995 (the "Agreement"), by and among PSS, PSS Merger Corp. ("Merger Corp.") and Taylor. Capitalized terms used herein that are not defined herein shall have the same meaning as ascribed in the Agreement. Under the terms of the Agreement, Merger Corp. will be merged with and into Taylor (the "Merger"), and the shares of Taylor Capital Stock, Taylor Options and Taylor Warrants will be converted into and exchanged for shares of PSS Common Stock or rights with respect thereto. This Affiliate Agreement represents an agreement between the undersigned and PSS regarding certain rights and obligations of the undersigned in connection with the shares of PSS to be received by the undersigned in connection with the Merger.

        In consideration of the Merger and the mutual covenants contained herein, the undersigned and PSS hereby agree as follows:

        1. Affiliate Status. The undersigned understands that as to Taylor he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

        2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of PSS Common Stock into which his shares of Taylor Capital Stock or Taylor Warrants are converted upon consummation of the Merger until such time as PSS notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of PSS and Taylor. PSS agrees to comply with ASR 130 and 135 and so advise the undersigned as soon as reasonably practicable.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of Taylor Capital Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of Taylor held to approve the Merger, except for any pledges of such Taylor Capital Stock existing prior to such 30-day period as disclosed on Schedule 1 hereto. In the event of any such pledge, the undersigned will use his commercially reasonable efforts to obtain an agreement from any such pledgee to abide by the terms of this Agreement.

         (b) The PSS Common Stock received by the undersigned as a result of the Merger will be taken for his or its own account pursuant to the provisions of the undersigned's partnership, if the undersigned is a partnership, and not for others, directly or indirectly, in whole or in part, except for the pledge of any such shares as replacement for shares of Taylor Capital Stock as disclosed on Schedule 1.

         (c) PSS has informed the undersigned that shares of PSS Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, if applicable, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

         (d) The undersigned is aware that PSS has agreed and shall treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those Taylor shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the Taylor shareholders to sell or otherwise dispose of the PSS Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the Taylor Capital Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his PSS Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied; provided that, and subject to compliance with the terms of Section 4 below, if the undersigned is a partnership, the undersigned may distribute such PSS Common Stock to its partners pursuant to its partnership agreement. If the undersigned is a partnership it is not aware that any of its partners has any pre-arrangement, plan or intention to sell or otherwise dispose of such distributed stock which would cause the foregoing requirement not to be satisfied. The undersigned further understands that the requirements referred to in this paragraph (d) shall not apply to any PSS Common Stock received in the Merger in respect of Taylor Options or Taylor Warrants and that the statements in this paragraph (d) accordingly do not apply to PSS Common Stock received in the Merger in respect of Taylor Options or Taylor Warrants.

        4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of PSS Common Stock received by the undersigned pursuant to the Merger will be given to PSS's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

    "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Physician Sales & Service, Inc. ("PSS") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of PSS) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of PSS) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for PSS that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing PSS securities issued subsequent to the original issuance of the PSS Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the PSS Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, PSS shall cause the certificates representing the shares of PSS Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met, and at such time, if the undersigned is a partnership, the undersigned may transfer and distribute such shares to its partners in accordance with its partnership agreement, and upon such transfer PSS will issue certificates representing such shares registered in the respective names of such partners, subject to other applicable provisions of this Agreement but free of restrictive legends referring to Rule 145(d) if, in the opinion of PSS's counsel, such shares are no longer subject to Rule 145(d). In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the PSS Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), or upon registration of any such shares, PSS, upon the request of the undersigned, will cause the certificates representing the shares of PSS Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by PSS of an opinion of its counsel to the effect that such legend may be removed.

        5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of PSS Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Taylor.

        6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of PSS Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter in customary form to the transfer agent for PSS Common Stock together with such additional information as the transfer agent may reasonably request. If PSS's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), PSS shall cause such counsel to provide, at PSS' expense, such opinions as may be necessary to PSS's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

        7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

        8. Miscellaneous. This Affiliate Agreement is the complete agreement between PSS and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

     This Affiliate Agreement is executed as of the ___ day of _____, 1995.

                                                 Very truly yours,

                                                 ___________________________


                                                 ___________________________
                                                 ___________________________
                                                 ___________________________
                                                 Address


AGREED TO AND ACCEPTED as of
___________, 1995


PHYSICIAN SALES & SERVICE, INC.


By:_________________________

                              AFFILIATE AGREEMENT


Physician Sales & Service, Inc.
7800 Belfort Parkway, Suite 250
Jacksonville, Florida  32256
Attention:        Mr. Patrick C. Kelly
                  Mr. David A. Smith


Gentlemen:

        The undersigned is a shareholder of Taylor Medical, Inc. ("Taylor"), a corporation organized and existing under the laws of the State of Delaware, and will become a shareholder of Physician Sales & Service, Inc. ("PSS") pursuant to the transactions described in that certain Third Amended and Restated Agreement and Plan of Merger, dated as of July 12, 1995 (the "Agreement"), by and among PSS, PSS Merger Corp. ("Merger Corp.") and Taylor. Capitalized terms used herein that are not defined herein shall have the same meaning as ascribed in the Agreement. Under the terms of the Agreement, Merger Corp. will be merged with and into Taylor (the "Merger"), and the shares of Taylor Capital Stock, Taylor Options and Taylor Warrants will be converted into and exchanged for shares of PSS Common Stock or rights with respect thereto. This Affiliate Agreement represents an agreement between the undersigned and PSS regarding certain rights and obligations of the undersigned in connection with the shares of PSS to be received by the undersigned in connection with the Merger.

        In consideration of the Merger and the mutual covenants contained herein, the undersigned and PSS hereby agree as follows:

        1. Affiliate Status. The undersigned understands that as to Taylor he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

        2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of PSS Common Stock into which his shares of Taylor Capital Stock or Taylor Warrants are converted upon consummation of the Merger until such time as PSS notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of PSS and Taylor. PSS agrees to comply with ASR 130 and 135 and so advise the undersigned as soon as reasonably practicable.

        3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

        (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of Taylor Capital Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of Taylor held to approve the Merger, except for any pledges of such Taylor Capital Stock existing prior to such 30-day period as disclosed on Schedule 1 hereto. In the event of any such pledge, the undersigned will use his commercially reasonable efforts to obtain an agreement from any such pledgee to abide by the terms of this Agreement.

         (b) The PSS Common Stock received by the undersigned as a result of the Merger will be taken for his or its own account pursuant to the provisions of the undersigned's partnership, if the undersigned is a partnership, and not for others, directly or indirectly, in whole or in part, except for the pledge of any such shares as replacement for shares of Taylor Capital Stock as disclosed on Schedule 1.

         (c) PSS has informed the undersigned that shares of PSS Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, if applicable, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

         (d) The undersigned is aware that PSS has agreed and shall treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those Taylor shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the Taylor shareholders to sell or otherwise dispose of the PSS Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the Taylor Capital Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his PSS Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied; provided that, and subject to compliance with the terms of Section 4 below, if the undersigned is a partnership, the undersigned may distribute such PSS Common Stock to its partners pursuant to its partnership agreement. If the undersigned is a partnership it is not aware that any of its partners has any pre-arrangement, plan or intention to sell or otherwise dispose of such distributed stock which would cause the foregoing requirement not to be satisfied. The undersigned further understands that the requirements referred to in this paragraph (d) shall not apply to any PSS Common Stock received in the Merger in respect of Taylor Options or Taylor Warrants and that the statements in this paragraph (d) accordingly do not apply to PSS Common Stock received in the Merger in respect of Taylor Options or Taylor Warrants.

        4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of PSS Common Stock received by the undersigned pursuant to the Merger will be given to PSS's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

    "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Physician Sales & Service, Inc. ("PSS") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of PSS) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of PSS) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for PSS that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing PSS securities issued subsequent to the original issuance of the PSS Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the PSS Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, PSS shall cause the certificates representing the shares of PSS Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met, and at such time, if the undersigned is a partnership, the undersigned may transfer and distribute such shares to its partners in accordance with its partnership agreement, and upon such transfer PSS will issue certificates representing such shares registered in the respective names of such partners, subject to other applicable provisions of this Agreement but free of restrictive legends referring to Rule 145(d) if, in the opinion of PSS's counsel, such shares are no longer subject to Rule 145(d). In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the PSS Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), or upon registration of any such shares, PSS, upon the request of the undersigned, will cause the certificates representing the shares of PSS Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by PSS of an opinion of its counsel to the effect that such legend may be removed.

        5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of PSS Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Taylor.

        6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of PSS Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter in customary form to the transfer agent for PSS Common Stock together with such additional information as the transfer agent may reasonably request. If PSS's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), PSS shall cause such counsel to provide, at PSS' expense, such opinions as may be necessary to PSS's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

        7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

        8. Miscellaneous. This Affiliate Agreement is the complete agreement between PSS and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

     This Affiliate Agreement is executed as of the ___ day of _____, 1995.


                                         Very truly yours,

                                         ___________________________________


                                         By:________________________________
                                            Name:___________________________
                                            Title:__________________________



AGREED TO AND ACCEPTED as of
___________, 1995


PHYSICIAN SALES & SERVICE, INC.


By:____________________________

                                Exhibit 8.12

                           STOCKHOLDERS AGREEMENT
                                (Individual)


     THIS STOCKHOLDERS AGREEMENT, dated as of April 9, 1995 (this "Agreement"), is made and entered into by and among Physician Sales & Service, Inc., a Florida corporation ("PSS"), Taylor Medical, Inc., a Delaware corporation ("Taylor") and the other parties signatory hereto (each a "Stockholder").

                                  Preamble

     The Stockholder desires that PSS, PSS Merger Corp., a wholly owned subsidiary of PSS ("Merger Corp."), and Taylor enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Merger Corp. with and into Taylor (the "Merger"), with the result that Taylor becomes a wholly owned subsidiary of PSS. The Stockholder is executing this Agreement as an inducement to PSS to enter into and execute, and to cause Merger Corp. to enter into and execute, the Merger Agreement.

     All capitalized terms used herein which are not defined herein shall have the same meanings as ascribed to them in the Merger
Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by PSS and Merger Corp. of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Stockholder severally and not jointly represents and warrants to PSS as follows:

           (a) Except as set forth on Schedule 1 hereto, the Stockholder is the record and beneficial owner of the Taylor Capital Stock (which includes all shares which may be acquired upon the exercise of any Taylor Option or Taylor Warrant whether presently exercisable or not) set forth on Schedule 1 to this Agreement (such Stockholder's "Shares"). Except for the Stockholder's Shares and any other shares of Taylor Capital Stock into which they may be converted or for which they may be exercised or issuable upon the exercise of options or warrants owned by the Stockholder, the Stockholder is not the record or beneficial owner of any shares of Taylor Capital Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

           (b) Subject to the foregoing sentence, neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. Except as set forth on Schedule 1 hereto, consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

           (c) Except as set forth on Schedule 1 hereto, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

           (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his capacity as such.

           (e) The Stockholder understands and acknowledges that PSS is entering into, and causing Merger Corp. to enter into, the Merger Agreement in reliance upon the Stockholder's execution and deliver of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and deliver of the Merger
      Agreement by PSS and Merger Corp.

     2. Voting Agreements. The Stockholder severally agrees with, and covenants to, PSS as follows:

           (a) At any meeting of stockholders of Taylor called to vote upon the Merger, the Merger Agreement, and any other matters related thereto, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and deliver by Taylor of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including approval of the Escrow Agreement and appointment of the Representative, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of PSS Common Stock or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder.

           (b) At any meeting of stockholders of Taylor or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of the assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Taylor or (ii) any amendment of Taylor's Certificate of Incorporation or By-laws or other proposal or transaction involving Taylor or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     3. Covenants. The Stockholder severally agrees with, and covenants to, PSS as follows:

           (a) The Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, or consent to any transfer of), any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder"
      hereunder; provided, however, that the Stockholder shall not transfer any of the Stockholder's Shares pursuant to the preceding proviso and shall not transfer any other shares of Taylor Capital Stock if any such transfer, either alone or in the aggregate with other transfers by other persons who may be affiliates of Taylor, would preclude PSS's ability to account for the business combination to be effected by the Merger as a pooling of interests.

           (b) If a majority of the holders of Taylor Capital Stock approve the Merger and the Merger Agreement, the Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

           (c) The Stockholder shall not, nor shall it cause any investment banker. attorney or other adviser or representative of the Stockholder ( and it shall so instruct any such person) to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of the Stockholder, whether or not such person is purporting to act on behalf of the Stockholder or otherwise, shall be deemed to be in violation of this Section 3(c) by the Stockholder. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving Taylor or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly an equity interest in any voting securities of, or a substantial portion of the assets of Taylor or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement and other than any transfer expressly permitted by the proviso to Section 3(a).

      4.   Grant of irrevocable Proxy; Appointment of Proxy.

           (a) The Stockholder hereby irrevocably grants to, and appoints, PSS and Patrick C. Kelly, President and Chairman of the Board of PSS, and David A. Smith, Vice President and Chief Financial Officer of PSS, in their respective capacities as officers of PSS, and any individual who shall hereafter succeed to any such office of PSS, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger; the execution and delivery of the Merger Agreement and approval of the terms thereof, the appointment of the Shareholder Representative as provided in the Merger Agreement, and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of PSS Common Stock or otherwise to adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder, whether in his capacity as a stockholder or in any other capacity, and (ii) against any Competing Transaction.

           (b) Except as set forth on Schedule 1 hereto, the Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

           (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof

     5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Taylor affecting the Taylor Capital Stock, or the acquisition of additional shares of Taylor Capital Stock or other voting securities of Taylor by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Taylor Capital Stock or other voting securities of Taylor issued to or acquired by the Stockholder.

     6. Stop Transfer. Taylor agrees with, and covenants to, PSS that Taylor shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to PSS or otherwise in compliance with this Agreement.

     7. Further Assurances. The Stockholder shall, upon request of PSS, execute and deliver any additional documents and take such further actions as may reasonably be deemed by PSS to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in PSS and the other irrevocable proxies described therein at the expense of PSS.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder; including without limitation, the proxy set forth in Section 4, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms, provided that if an "Extension Event" shall have occurred as of or prior to termination of the Merger Agreement, then, for a period of one year following such termination, (i) the rights and obligations of the parties hereto under Sections 2(b), 3(c), 4(a)(ii) and 5 hereof shall continue in full force and effect and (ii) the Stockholder shall not transfer any or all of the Stockholder's Shares in connection with any Competing Transaction or takeover proposal. For purposes of the foregoing, an "Extension Event" shall mean any of the following events: (A) the stockholders meeting to approve the Merger Agreement shall not have been held or the approval of the Merger at such meeting by the holders of a majority of the outstanding shares of Taylor Capital Stock shall not have been obtained, or (B) any person (other than PSS or any subsidiary of PSS) shall have made, or disclosed an intention to make, a takeover proposal or proposal for a Competing Transaction.

      9.   Miscellaneous.

           (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to PSS, to the address set forth in Section 11.8 of the Merger Agreement; and
      (ii) if to the Stockholder, to the address shown on the signature page hereof

           (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

           (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof

           (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof

           (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3 (a). Any assignment in violation of the foregoing shall be void.

           (g) The Stockholder agrees that irreparable damage would occur and that PSS would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that PSS shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
      (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

           (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

           (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.


                     [Signatures Contained on Next Page]

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                    PHYSICIAN SALES & SERVICE, INC.



                                    By: /s/ Patrick C. Kelly
                                        ------------------------------------
                                        Patrick C. Kelly,
                                        Chairman of the Board and President


                                    TAYLOR MEDICAL, INC.


                                    By: /s/ Todd D. Christopher
                                        ------------------------------------
                                        Todd D. Christopher, President



                                    "STOCKHOLDER"


                                    /s/ Todd D. Christopher           (SEAL)
                                    ----------------------------------------
                                    Todd D. Christopher

                                 SCHEDULE 1

Stockholder Name     Class of Taylor Capital Stock Held        Number of Shares Held
- -------------------  ----------------------------------------  ---------------------
Todd D. Christopher  Class A Common Stock                              15,600*

                     Options to purchase Class A Common Stock         650,000


*Mr. Christopher owns only 15,600 shares of Taylor Medical, Inc. Common Stock directly. The remaining 234,159 shares of Taylor Common Stock in which he holds a beneficial interest are held in the name of Taylor Investment Partnership (the "Partnership"), which owns, in the aggregate, 867.256 shares of Taylor Common Stock. While he expects that such shares will be distributed out of the Partnership prior to the stockholders' meeting to approve the Merger, Mr. Christopher does not presently control the voting or disposition of the shares held in the Partnership.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                    PHYSICIAN SALES & SERVICE, INC.


                                    By: /s/ Patrick C. Kelly
                                       --------------------------------------
                                        Patrick C. Kelly,
                                        Chairman of the Board and President


                                    TAYLOR MEDICAL, INC.


                                    By:  /s/ Todd D. Christopher
                                       --------------------------------------
                                         Todd D. Christopher, President



                                    "STOCKHOLDER"


                                    /s/ David Stanley                  (SEAL)
                                    -----------------------------------------
                                    David Stanley

                                   SCHEDULE 1

Stockholder Name  Class of Taylor Capital Stock Held          Number of Shares Held
- ----------------  ----------------------------------------    ---------------------
David Stanley     Class A Common Stock                             1,227,591*

                  Options to purchase Class A Common Stock           100,000


*250,000 of these shares are subject to a divorce escrow and are not presently subject to his control.

                                  Exhibit 8.12

                             STOCKHOLDERS AGREEMENT
                            (Corporate/Partnership)


     THIS STOCKHOLDERS AGREEMENT, dated as of April 9, 1995 (this "Agreement"), is made and entered into by and among Physician Sales & Service, Inc. a Florida corporation ("PSS"), Taylor Medical, Inc., a Delaware corporation ("Taylor") and the other parties signatory hereto (each a "Stockholder")

                                    Preamble

     The Stockholder desires that PSS, PSS Merger Corp., a wholly owned subsidiary of PSS ("Merger Corp."), and Taylor enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Merger Corp. with and into Taylor (the "Merger"), with the result that Taylor becomes a wholly owned subsidiary of PSS. The Stockholder is executing this Agreement as an inducement to PSS to enter into and execute, and to cause Merger Corp. to enter into and execute, the Merger Agreement.

     All capitalized terms used herein which are not defined herein shall have the same meanings as ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by PSS and Merger Corp. of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Stockholder severally and not jointly represents and warrants to PSS as follows:

           (a) Except as set forth on Schedule 1 hereto, the Stockholder is the record and beneficial owner of the Taylor Capital Stock (which includes all shares which may be acquired upon the exercise of any Taylor Option or Taylor Warrant whether presently exercisable or not) set forth on
      Schedule 1 to this Agreement (such Stockholder's "Shares"). Except for the Stockholder's Shares and any other shares of Taylor Capital Stock into which they may be converted or for which they may be exercised, the Stockholder is not the record or beneficial owner of any shares of Taylor Capital Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

           (b) Subject to the foregoing sentence, neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. Except as set forth on Schedule 1 hereto, consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

           (c) Except as set forth on Schedule 1 hereto, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

           (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his capacity as such.

           (e) The Stockholder understands and acknowledges that PSS is entering into, and causing Merger Corp. to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by PSS and Merger Corp.

     2. Voting Agreements. The Stockholder severally agrees with, and covenants to, PSS as follows:

           (a) At any meeting of stockholders of Taylor called to vote upon the Merger, the Merger Agreement, and any other matters related thereto, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Taylor of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including approval of the Escrow Agreement and appointment of the Representative, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of PSS Common Stock or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder.

           (b) At any meeting of stockholders of Taylor or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of the assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Taylor or (ii) any amendment of Taylor's Certificate of Incorporation or By-laws or other proposal or transaction involving Taylor or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     3. Covenants. The Stockholder severally agrees with, and covenants to, PSS as follows:

           (a) The Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, or consent to any transfer of), any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to (x) if the Stockholder is a partnership, to its partners pursuant to its partnership agreement, or (y) any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder provided, however, that the Stockholder shall not transfer any of the Stockholder's Shares pursuant to the preceding proviso and shall not transfer any other shares of Taylor Capital Stock if any such transfer, either alone or in the aggregate with other transfers by other persons who may be affiliates of Taylor, would preclude PSS's ability to account for the business combination to be effected by the Merger as a pooling of interests.

           (b) If a majority of the holders of Taylor Capital Stock approve the Merger and the Merger Agreement, the Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

           (c) The Stockholder shall not, nor shall it cause any investment banker, attorney or other adviser or representative of the Stockholder (and it shall so instruct any such person) to, directly or indirectly,
      (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving Taylor or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly an equity interest in any voting securities of, or a substantial portion of the assets of Taylor or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement and other than any transfer expressly permitted by the proviso to Section 3(a).

      4. Grant of Irrevocable Proxy; Appointment of Proxy.

           (a) The Stockholder hereby irrevocably grants to, and appoints, PSS and Patrick C. Kelly, President and Chairman of the Board of PSS, and David A. Smith, Vice President and Chief Financial Officer of PSS, in their respective capacities as officers of PSS, and any individual who shall hereafter succeed to any such office of PSS, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger; the execution and delivery of the Merger Agreement and approval of the terms thereof, the appointment of the Shareholder Representative as provided in the Merger Agreement, and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of PSS Common Stock or otherwise to adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder, whether in his capacity as a stockholder or in any other capacity, and (ii) against any Competing Transaction.

           (b) Except as set forth on Schedule 1 hereto, the Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

           (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

     5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass. whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Taylor affecting the Taylor Capital Stock, or the acquisition of additional shares of Taylor Capital Stock or other voting securities of Taylor by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Taylor Capital Stock or other voting securities of Taylor issued to or acquired by the Stockholder.

     6. Stop Transfer. Taylor agrees with, and covenants to, PSS that Taylor shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to PSS or otherwise in compliance with this Agreement.

     7. Further Assurances. The Stockholder shall, upon the reasonable request of PSS, execute and deliver any additional documents and take such further actions as may reasonably be deemed by PSS to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in PSS and the other irrevocable proxies described therein at the expense of PSS.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder; including without limitations the proxy set forth in Section 4, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms; provided that if an "Extension Event" shall have occurred as of or prior to termination of the Merger Agreement, then, for a period of one year following such termination, (i) the rights and obligations of the parties hereto under Sections 2(b), 3(c), 4(a)(ii) and 5 hereof shall continue in full force and effect and (ii) the Stockholder shall not transfer any or all of the Stockholder's Shares in connection with any Competing Transaction or takeover proposal. For purposes of the foregoing, an "Extension Event" shall mean any of the following events: (A) the stockholders meeting to approve the Merger Agreement shall not have been held or the approval of the Merger at such meeting by the holders of a majority of the outstanding shares of Taylor Capital Stock shall not have been obtained, or (B) any person (other than PSS or any subsidiary of PSS) shall have made, or disclosed an intention to make, a takeover proposal or proposal for a Competing Transaction.

     9. Miscellaneous.

           (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to PSS, to the address set forth in Section 11.8 of the Merger Agreement; and
      (ii) if to the Stockholder, to the address shown on the signature page hereof

           (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

           (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof

           (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. except as expressly contemplated by
      Section 3(a). Any assignment in violation of the foregoing shall be void.

           (g) The Stockholder agrees that irreparable damage would occur and that PSS would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that PSS shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
      (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

           (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

           (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                        PHYSICIAN SALES & SERVICE, INC.



                        By:  /s/ Patrick C. Kelly
                             -----------------------------------
                             Patrick C. Kelly,
                             Chairman of the Board and President



                        TAYLOR MEDICAL, INC.




                        By:  /s/ Todd D. Christopher
                             -----------------------------------
                             Todd D. Christopher, President





                        "STOCKHOLDER"


                        ALLSOP VENTURE PARTNERS

                        By:  /s/ Larry C. Maddox
                             ------------------------------------
                        Title:  General Partner

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held       Number of Shares Held
- ----------------                  ----------------------------------       ---------------------
Allsop Venture Partners:          Class A Common Stock                             234,686
                                  Series A Preferred Stock                         250,000
                                  Series C Preferred Stock                         217,777
                                  Warrants to purchase Shares of
                                  Class A Common Stock                             410,250

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By.: /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President




                                  TAYLOR MEDICAL, INC.



                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President





                                  "STOCKHOLDER"


                                  DAVIS VENTURE PARTNERS

                                  By:  /s/ Phillip A. Tuttle
                                       ------------------------------
                                  Title:  General Partner

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held       Number of Shares Held
- ----------------                  ----------------------------------       ---------------------
Davis Venture Partners:           Class A Common Stock                             187,749
                                  Series A Preferred Stock                         200,000
                                  Series C Preferred Stock                         217,777
                                  Warrants to purchase Shares of
                                  Class A Common Stock                             273,500

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By:  /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President




                                        TAYLOR MEDICAL, INC.



                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President




                                  "STOCKHOLDER"


                                  NORO VENTURE PARTNERS, L.P.

                                  By:  /s/ Harvey Mallement
                                       ------------------------------
                                  Title:  General Partner

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held       Number of Shares Held
- ----------------                  ----------------------------------       ---------------------
Noro Venture Partners, L.P.:      Class A Common Stock                              93,875
                                  Series A Preferred Stock                         100,000
                                  Series C Preferred Stock                          90,803
                                  Warrants to purchase Shares of
                                  Class A Common Stock                              16,410

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By:  /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President



                                  TAYLOR MEDICAL, INC.




                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President


                                  "STOCKHOLDER"


                                  HARVEST TECHNOLOGY PARTNERS, L.P.

                                  By:  /s/ Harvey Mallement
                                       ------------------------------
                                  Title:  General Partner

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held        Number of Shares Held
- ------------------                ----------------------------------        ---------------------
Harvest Technology                Class A Common Stock                              46,937
Partners, L.P.:
                                  Series A Preferred Stock                          50,000
                                  Series C Preferred Stock                          45,403
                                  Warrants to purchase Shares of
                                  Class A Common Stock                               8,205

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By:  /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President



                                  TAYLOR MEDICAL, INC.



                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President




                                  "STOCKHOLDER"


                                  WFG HARVEST PARTNERS, L.P.

                                  By:  /s/ Harvey Mallement
                                       ------------------------------
                                  Title:  General Partner

                                   Schedule 1



Stockholder Name                   Class of Taylor Capital Stock Held        Number of Shares Held
- -----------------                  ----------------------------------        ---------------------
WFG Harvest                        Class A Common Stock                              31,293
Partners, L.P.:
                                   Series A Preferred Stock                          33,335
                                   Series C Preferred Stock                          21,037
                                   Warrants to purchase Shares of
                                   Class A Common Stock                             101,195

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By:  /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President




                                  TAYLOR MEDICAL, INC.


                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President




                                  "STOCKHOLDER"


                                  EUROPEAN DEVELOPMENT CAPITAL CORP. N.V.

                                  By:  /s/ Leonard Gubar
                                       ------------------------------
                                  Title:  Attorney-in-Fact

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held         Number of Shares Held
- ----------------                  ----------------------------------         ---------------------
European Development              Class A Common Stock                              62,581
Capital Corp.:
                                  Series A Preferred Stock                          66,665
                                  Series C Preferred Stock                          60,533
                                  Warrants to purchase Shares of
                                  Class A Common Stock                              10,940

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.


                                  PHYSICIAN SALES & SERVICE, INC.



                                  By:  /s/ Patrick C. Kelly
                                       -----------------------------------
                                       Patrick C. Kelly,
                                       Chairman of the Board and President



                                  TAYLOR MEDICAL, INC.




                                  By:  /s/ Todd D. Christopher
                                       ------------------------------
                                       Todd D. Christopher, President





                                  "STOCKHOLDER"


                                  DEMUTH, FOLGER & WETHERILL

                                  By:  /s/ David C. Wetherill
                                       ------------------------------
                                  Title:  General Partner

                                   Schedule 1



Stockholder Name                  Class of Taylor Capital Stock Held        Number of Shares Held
- ----------------                  ----------------------------------        ---------------------
DeMuth, Folger & Wetherill::      Series C Preferred Stock                         300,000
                                  Warrants to purchase Shares of
                                  Class A Common Stock                             410,250

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Larry C. Maddox, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                           /s/ Larry C. Maddox  (Seal)
                          --------------------
                          Larry C. Maddox

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Phillip A. Tuttle, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.


                          /s/ Phillip A. Tuttle  (Seal)
                         ----------------------
                         Phillip A. Tuttle

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by William J. Kane an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                           /s/ William J. Kane  (Seal)
                          --------------------  ------
                          William J. Kane

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by David C. Wetherill, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                         /s/ David C. Wetherill  (Seal)
                        -----------------------
                        David C. Wetherill

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by David J. Stanley, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement, (iii) Liabilities of the Company, whether accrued or hereafter from time to time accruing under that certain Employment Agreement described in Schedule 5.23 of the Agreement to the extent disclosed thereon, or (iv) an employee bonus in the sum of $100,000 payable to the undersigned.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                          /s/ David J. Stanley  (Seal)
                         ---------------------
                         David J. Stanley

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Todd D. Christopher, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                         /s/ Todd D. Christopher  (Seal)
                        ------------------------
                        Todd D. Christopher

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Dan Peoples, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.



                             /s/ Dan Peoples  (Seal)
                            ----------------
                            Dan Peoples

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Gene Crisman, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                            /s/ Gene Crisman  (Seal)
                           -----------------
                           Gene Crisman

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Eugene Humphrey, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.



                           /s/ Eugene Humphrey  (Seal)
                          --------------------
                          Eugene Humphrey

                                  Exhibit 8.18

                              CONDITIONAL RELEASE

     This Conditional Release is made and entered into this 9th day of April, 1995, for the benefit of Taylor Medical, Inc. (the "Company"), a Delaware corporation, and its Affiliates, successors and assigns by Michael Lege, an officer, director and/or stockholder of the Company and an individual resident of the State of Texas. This Release is delivered pursuant to Section 9.2(i) of that certain Agreement and Plan of Merger, dated April 9, 1995, by and among the Company, PSS Merger Corp. and Physician Sales & Service, Inc. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

     For good and valuable consideration including the consideration to be received by the undersigned under the Agreement, the sufficiency of which is hereby acknowledged, the undersigned does hereby release and forever discharge the Company and its successors and assigns, to be effective only if the Effective Time occurs, from any and all liabilities, obligations, claims, demands, rights or causes of action existing or relating to transactions or events occurring on or prior to the Effective Time, whether known or unknown, direct or indirect, liquidated, matured, contingent or otherwise, except (i) any Liabilities of the Company to the undersigned with respect to unpaid salary, wages or other compensation or reimbursement of expenses arising out of employment by the Company and reflected on the March 31, 1995 unaudited balance sheet of the Company contained in the Financial Statements, or accrued thereafter in accordance with the Agreement or otherwise contemplated by the Agreement or set forth in the schedules thereto, or (ii) any Liabilities of the Company, Physician Sales & Service, Inc. or PSS Merger Corp. to indemnify the undersigned in his capacity as an officer or director under the Company's Certificate of Incorporation or Bylaws as in effect at the Effective Time or pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first above written.




                            /s/ Michael Lege  (Seal)
                           -----------------
                           Michael Lege

                                Exhibit 8.19

                                AMENDMENT TO
                              WARRANT AGREEMENT


     THIS AMENDMENT (this "Amendment") to the Warrant Agreement dated October 26, 1992 and the Warrant Agreement dated January 31, 1993 (the "Warrant Agreements") is entered into this 9th day of April, 1995, by and between Taylor Medical, Inc. (the "Company") and each person named on the execution page hereof (the "Holders"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrant Agreements.

     WHEREAS, the Company plans to enter into an Agreement and Plan of Merger ("Plan of Merger"), of even date herewith with Physician Sales & Service, Inc. and PSS Merger Corp.; and

     WHEREAS, Section 8.19 of the Plan of Merger requires that simultaneously with the execution and delivery of the Plan of Merger that the parties amend the Warrant Agreements as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 5.7. Section 5.7 of each Warrant Agreement is hereby amended by adding the following sentence to the end of Section 5.7:

      "Notwithstanding anything to the contrary contained in this
      Section 5.7 or this Agreement, upon consummation of the transactions contemplated by the Agreement and Plan of Merger dated April 9, 1995 by and among the Company, Physician Sales & Service, Inc. and PSS Merger Corp. (the "Plan of Merger"), all Warrants shall be cancelled in exchange for the consideration set forth in the Plan of Merger."

      2. Majority Warrant Holders. The undersigned represent and warrant that the signatories hereto constitute the Majority Warrant Holders under the Warrant Agreements and that in accordance with Section 17.6 of the Warrant Agreements, the undersigned have the legal capacity and authority to enter into this Agreement and to amend the Warrant Agreements.

      IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

                                           TAYLOR MEDICAL, INC.



                                              By: /s/ Todd D. Christopher
                                                 -------------------------------
                                                 Todd D. Christopher, President



                     [Signatures Continued on Next Page]

                             WARRANT HOLDERS:

                             TAYLOR MEDICAL, INC.



                             By:  /s/ Todd D. Christopher
                                ----------------------------------
                                  Todd D. Christopher, President



                             HARVEST PARTNERS INTERNATIONAL, L.P.

                             By:  Harvest Associates International, General
                                    Partner



                                      By:  /s/ Harvey Mallement
                                         ---------------------------------
                                           Harvey Mallement, General Partner



                             DEUTSCHE BETEILIGUNGSGESELLSCHAFT,
                             mbH


                             By:______________________________________
                             Title:___________________________________


                             By:______________________________________
                             Title:___________________________________


                             HARVEST TECHNOLOGY PARTNERS, L.P.


                             By:  Harvest Associates, L.P., General Partner


                                  By: /s/ Harvey Mallement
                                     -------------------------------------
                                      Harvey Mallement, General Partner



                             WFG HARVEST PARTNERS, L.P.


                             By:  /s/ Harvey Mallement
                                ------------------------------------
                                  Harvey Mallement, General Partner




                     [Signatures Continued on Next Page]

                                     NORO VENTURE PARTNERS IV, L.P.



                                     By:  /s/ Harvey Mallement
                                        -----------------------------------
                                          Harvey Mallement, General Partner



                                     EUROPEAN DEVELOPMENT CAPITAL
                                     CORP., N.V.


                                     By:  /s/ Leonard Gubar
                                        -----------------------------------
                                          Leonard Gubar, Attorney-in-Fact



                                     DAVIS VENTURE PARTNERS, L.P.



                                     By:  /s/ Philip A. Tuttle
                                        ------------------------------------
                                          Philip A. Tuttle, General Partner



                                     ALLSOP VENTURE PARTNERS III, L.P.
                                     By: Mark Venture Partners L.P.,
                                           General Partner


                                     By:  /s/ Larry C. Maddox
                                        ------------------------------------
                                          Larry C. Maddox, General Partner



                                     DEMUTH, FOLGER & WETHERILL



                                     By:  /s/ David C. Wetherill
                                        ------------------------------------
                                          David C. Wetherill, General Partner


                                     MORAMERICA CAPITAL CORP.


                                     By:____________________________________
                                           Kevin F. Mullane, Vice President



                     [Signatures Continued on Next Page]

                           PREMIER VENTURE CAPITAL CORPORATION


                           By: ______________________________________
                                   Thomas J. Adamek, President


                           LOUISIANA FUND CORPORATION



                           By: ______________________________________
                                   Thomas J. Adamek,
                                   President, Premier Venture Capital
                                   Corporation as Agent for Louisiana Fund
                                   Corporation



                           By: ______________________________________
                                       WALTER C. JOHNSEN

                                 Exhibit 9.2(d)

                     Form of Opinion of Hutcheson & Grundy

     We have acted as counsel to Taylor Medical, Inc., a Delaware corporation ("Taylor"), in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated April 9, 1995 (the "Agreement"), by and among Taylor, PSS Merger Corp. and Physician Sales & Service, Inc. ("PSS"), and the consummation of the transactions contemplated therein (the "Merger"). This opinion is delivered to you pursuant to Section 9.2(d) of the Agreement.
Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Taylor and its Subsidiaries and such agreements, opinions and other instruments, certificates of officers of Taylor and other persons, and such other documents as we have deemed necessary as a basis for rendering the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures not witnessed by us, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies. As to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have also relied, as to various matters of fact material to this opinion, on certificates of public officials and officers of Taylor. We are not aware of any facts that would make such reliance unwarranted or unjustified.

     During the course of our examination, we have assumed that the execution, delivery, and performance of all relevant documents by the parties thereto, other than Taylor, have been duly authorized and are valid and binding upon such parties, and that such parties have the full power, authority, and legal right to perform their obligations under such documents.

     In rendering this opinion we have assumed that each natural person signing any document reviewed by us had the legal capacity to do so and that each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity (except where this opinion expressly addresses due authorization, execution and delivery), that the Agreement and all documents related thereto to which Taylor is a party accurately describes and contains the mutual understanding of the parties, that there are no oral or written statements that modify, amend or vary, or purport to modify, amend or vary any of the terms of the Agreement or any documents related thereto, and that as to factual matters all representations and warranties made in the Agreement and all documents related thereto are correct and accurate.

     Whenever a statement or opinion herein is qualified by "known to this firm," "to the knowledge of this firm," "aware of" or similar phrase, such phrase means that, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave any of such attorneys reason to believe that any such information is incorrect in any respect that would affect our opinions expressed herein.

     Based upon the foregoing, and subject to the limitations expressed herein, we are of the opinion that:

     (1) Each of Taylor and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease, and operate its assets and properties and to carry on the business in which it is engaged as described in the Joint Proxy Statement/Prospectus. Each of Taylor and its Subsidiaries is duly qualified or licensed to transact business and is in good standing in all jurisdictions where the failure to be so qualified or licensed to transact business would have a material adverse effect on the business, financial conditions or results of operations of Taylor and its Subsidiaries considered as a single enterprise.

     (2) Taylor possesses the full corporate right, power and authority to enter into and perform its obligations under the Agreement and all documents related thereto to which Taylor is a party, and the Agreement and all such documents have been duly and validly authorized, executed and delivered by Taylor, and no other corporate proceedings are necessary to authorize the Agreement and such other documents or to consummate the Merger.

     (3) The Agreement and all documents related thereto to which Taylor is a party constitute the valid and binding obligations of Taylor enforceable against it in accordance with their respective terms, except as enforcement may be (i) limited by applicable bankruptcy, insolvency, liquidation, receivership, reorganization and other similar laws affecting the enforceability of creditors' rights generally, and (ii) subject to general principles of equity.

     (4) The authorized capital stock of Taylor consists of (i) 23,000,000 shares of Taylor Class A Common Stock, 5,322,729 of which shares were issued and outstanding as of April 9, 1995 and none of which were issued and held as treasury shares; (ii) 1,094,000 shares of Taylor Class B Common Stock, none of which shares were issued and outstanding as of April 9, 1995 and none of which were issued and held as treasury shares; (iii) 1,500,000 shares of Taylor Series A Preferred Stock, 770,000 of which shares were issued and outstanding as of April 9, 1995 and none of which were issued and held as treasury shares; and (iv) 1,500,000 shares of Taylor Series C Preferred Stock, 1,133,329 of which shares were issued and outstanding as of April 9, 1995 and none of which shares were issued and held as treasury shares. In addition, at April 9, 1995, Taylor had issued and outstanding (a) 3,377,725 Taylor Warrants, representing the right to purchase 2,283,725 shares of Taylor Class A Common Stock at an exercise price of $1.00 per share and the right to purchase 1,094,000 shares of Taylor Class B Common Stock at an exercise price of $1.00 per share, and (b) Taylor Options, representing the right to purchase 3,130,115 shares of Taylor Common Stock.

     (5) Neither (i) the execution, delivery and performance of the Agreement and the documents related thereto to which Taylor is a party, (ii) compliance by Taylor with all of the provisions of the Agreement and the documents related thereto to which it is a party, nor (iii) consummation of the respective transactions contemplated thereby, does or will result in a breach of, or constitute a default, breach or violation, or result in creation of any material lien or encumbrance on the properties of Taylor or its Subsidiaries under any material agreement known to us to which Taylor or its Subsidiaries is a party, or under any judgment, decree, order, statute, rule, license or governmental regulation known to us and applicable to Taylor or its Subsidiaries, unless such default, breach or violation has been duly and validly waived or excused.

     (6) We know of no legal or governmental proceedings, pending or threatened, to which Taylor or any of its Subsidiaries are subject that is required to be described in the Registration Statement or Joint Proxy Statement/Prospectus and is not so described, other than litigation incident to the kind of business conducted by Taylor and its Subsidiaries that individually or in the aggregate is not material to Taylor and its Subsidiaries considered
as a single enterprise.   Neither do we know of any litigation, contract or
other document that is required to be described in the Registration Statement or Joint Proxy Statement/Prospectus or is required to be filed as an exhibit to the Registration Statement that is not described or so filed as required. Except as to portions relating to PSS and its Subsidiaries, and except for financial statements and other financial or statistical information, as to which we express no opinion, the Registration Statement and Joint Proxy Statement/Prospectus and any supplement or amendment thereto complies as to form in all material respects with the 1933 Act and the 1934 Act.

     (7) Upon the filing of the duly executed Certificate of Merger as provided in the DGCL, the Merger will have been duly and validly effected under the laws of the State of Delaware.

     We have participated with you, your counsel, and independent accountants in the preparation of the Registration Statement and the Joint Proxy Statement/Prospectus, including conferences with officers and other representatives of and independent accountants to Taylor. During the curse of such representation and after such inquiry as we believe to be reasonable under the circumstances, but without any independent verification, nothing has come to our attention to indicate that either the Registration Statement or the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, as of their respective dates and as of the date hereof, except as it relates to PSS and its Subsidiaries or as to financial information provided by accountants or other parties, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading or that the descriptions of the contracts and other documents referred to in the Registration Statement and Joint Proxy Statement/Prospectus or any amendment or supplement thereto are not accurate and do not fairly present the information required to be shown therein.

     We are licensed to practice law in the Sate of Texas and before the federal courts having jurisdiction in Texas, and we express no opinion with respect to the laws of any jurisdiction other than the State of Texas, the federal laws of the United States of America and the general corporate laws of the State of Delaware.

     This opinion is rendered solely for the benefit of PSS, Inc. and may not be used, circulated, quoted or referred to, or otherwise relied upon by any person, without our prior written permission.


                [Final form of Legal Opinion will be subject to
                     Opinion Committee review and approval]

                                 EXHIBIT 9.2(f)

                              EMPLOYMENT AGREEMENT

         This is an employment agreement between PHYSICIAN SALES & SERVICE, INC., a Florida corporation with its principal place of business located in Jacksonville, Florida, including its successors and assigns (hereinafter collectively referred to as "PSS") and ______________________________, an individual (hereinafter referred to as "Employee").

                                   RECITALS:

         1. PSS is a company engaged in the sale, marketing and distribution of medical and pharmaceutical supplies and equipment to office-based physicians (hereinafter "PSS' Business").

         2. PSS desires to employ Employee, and Employee desires to work for PSS under the terms of this Agreement.

         3. PSS has developed, at significant cost, a training program, and agrees to put Employee through its comprehensive training program in order to instruct Employee as to his/her job and PSS' Business.

         4. At great expense to PSS, it has secured customers and solicited potential customers through its employees, advertising and marketing efforts throughout the country, and in particular within a fifty (50) mile radius of the branch at which Employee is employed and/or in the sales territory(ies) (hereinafter the "Market Area") in which area Employee will have employment responsibilities involving marketing, training, customer contact and/or exposure to marketing and/or customer information.

         5. With the exception of its employees, PSS considers its most valuable assets to be its confidential information and trade secrets, including but not limited to, its customer lists, vendor lists, its pricing information, samples, lists of contacts, and its technical, training, financial and marketing books, reports, manuals and information. The parties to this Agreement recognize that PSS has invested, and continues to invest, considerable amounts of time and money in obtaining and developing all the information described above (hereinafter collectively referred to as "PSS' Confidential Information"), as well as the goodwill of its customers, and any misappropriation or unauthorized disclosure of PSS' Confidential Information and trade secrets in any form would irreparably harm PSS.

         6. The parties recognize that Employee may take part in attaining and developing, and/or otherwise will have access to, PSS' Confidential Information in the course of his/her employment for which PSS will compensate Employee.

         In consideration of mutual promises set forth in this Agreement, the parties to this Agreement hereby agree to the following:

                              NATURE OF EMPLOYMENT

         7. PSS shall employ Employee in such capacities as PSS deems appropriate, the parties acknowledging that the title and duties assigned to Employee may change as PSS determines is in its best interest.

                                  COMPENSATION

         8. PSS shall pay to Employee compensation as may be determined by PSS, which PSS may adjust at its discretion based on periodic review.

                         OTHER SIMULTANEOUS EMPLOYMENT

         9. Employee will at all times perform the duties required of him/her under this Agreement and devote his/her exclusive productive time, energy and skill to performing his/her duties for PSS.

         10. While in PSS' employ, Employee will refrain from engaging in any other business activity, including, without limitation, providing consulting services, without PSS' prior written consent, and Employee will promptly notify PSS' Branch Manager or any officer of PSS of any information Employee learns about any current or former employee engaging in any business activity similar or related to PSS' Business.

                    PSS' INFORMATION TO BE KEPT CONFIDENTIAL

         11. Employee shall refrain from directly or indirectly disclosing to any third party, or using for any purpose other than for the direct benefit of PSS, any of PSS' Confidential Information during his/her employ and thereafter, whatever the reason for his/her leaving PSS' employ.

                        CONFIDENTIALITY OF PSS' PROPERTY

         12. Employee recognizes that all of the documents and other tangible items which contain any of PSS' Confidential Information are PSS' property exclusively, including those documents and items which Employee may have developed or contributed to developing while in PSS' employ, whether or not developed during regular working hours or on PSS' premises.

         13. Employee recognizes that all materials, identification information, keys, computer software and hardware, manuals, data bases, samples, tapes, technical notes and equipment PSS provides for Employee are also the property of PSS exclusively. All items described in this and the preceding paragraph are hereafter collectively referred to as "PSS' Property".

         14. Should Employee's employment be terminated for any reason, Employee shall:

         (a) Refrain from taking any of PSS' Property or allowing any of PSS' Property to be taken from PSS' premises;

         (b) Refrain from reproducing in any manner or allowing to be reproduced any of PSS' Property;

         (c) Refrain from removing any such reproduction from PSS' premises; and

         (d) Immediately return to PSS any original or reproduction of PSS' Property in his/her possession.

                              NON-COMPETE COVENANT

         15. Unless Employee receives PSS' prior written waiver during his/her employment with PSS and for a period of two (2) years thereafter, Employee shall not, either directly or indirectly, either on his/her own behalf or on behalf of another business, engage in the following activities, or assist others in such activities, anywhere in the Market Area:

         (a) Hiring, recruiting, or attempting to recruit for any person or business entity which competes with PSS any person employed by PSS or employed by PSS at any time during the previous twelve (12) months;

         (b) Soliciting any business from any of PSS' current, former or prospective customers, a prospective customer being defined as any person or entity PSS has actively solicited, planned to solicit, or provided services to during the twelve (12) months prior to Employee's termination of employment with PSS; or

         (c) Entering into, engaging in, being employed by, being connected to, or consulting for any person or business entity which competes with, or is similar to, PSS' Business or business planned to be conducted by PSS at the time of Employee's termination of employment with PSS.

         16. Employee further acknowledges that if his/her employment with PSS terminates for any reason, he/she will be able to earn a livelihood without violating the foregoing restrictions and that his/her ability to earn a livelihood without violating such restrictions is a material condition to his/her employment or continued employment with PSS. Employee agrees that this covenant is reasonable and shall apply both during the term of Employee's employment under this Agreement and thereafter, regardless of how said employment is terminated.

                        REMEDIES FOR BREACH OF AGREEMENT

         17. The parties to this Agreement recognize that irreparable harm would result from any breach by Employee of the covenants of this Agreement and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, if Employee breaches a restrictive covenant of this Agreement, the parties acknowledge that injunctive relief in favor of PSS is proper. Moreover, the parties acknowledge and agree that any award of injunctive relief shall not preclude PSS from seeking or recovering any lawful compensatory damages which may have resulted from a breach of the covenants herein or any liquidated damages as provided in paragraph 18.

         18. If Employee does not violate the general obligations of the non-competition provisions of this Agreement, but is hired by a competitor of PSS, a pharmaceutical company, or by any company engaged in the sale or distribution of medical or pharmaceutical supplies or equipment within two (2) years of the end of any PSS training program in which Employee has participated, Employee agrees to pay PSS $10,000.00 as reimbursement for the reasonable value of such training.

         19. If PSS brings an action to enforce any provision(s) in this Agreement in a court of competent jurisdiction and secures any relief, Employee shall pay to PSS all costs and expenses PSS incurs in enforcing this Agreement, including PSS' court costs and attorney's fees.

         20. If Employee breaches a covenant herein containing a specified term (e.g., Non-Compete Covenant), the term shall be extended by the period of time between Employee's termination of employment with PSS and the date a court of competent jurisdiction enters an injunction restraining further breach of the covenant.

         21. If a court of competent jurisdiction determines that any of the restrictions in this Agreement are overbroad, Employee shall agree to modification of the affected restriction(s) to permit enforcement to the maximum extent allowed by law.

         22. A waiver of any of Employee's obligations under this Agreement or any other modification of this Agreement shall be ineffective unless it is set forth in writing and signed by PSS' President.

         23. The parties acknowledge that the restrictive covenants in this Agreement are essential independent elements of this Agreement and that but for Employee agreeing to comply with them, PSS would not have employed or have continued to employ Employee. Accordingly, the existence of any claim by Employee against PSS, whether based on this Agreement or otherwise, shall not operate as a defense to PSS' enforcement of any restrictive covenant herein against Employee.

                            COMPETITOR'S INFORMATION

         24. If Employee has been employed by a competitor of PSS prior to signing this Agreement, Employee agrees to immediately return to such employer all confidential information and property in Employee's possession relating to the employer. Such information includes, but is not limited to, computer data, price lists, customer lists, computer access, catalogs and any other information in any form whatsoever. Employee further agrees not to make any use of any previous employer's confidential information while an employee of PSS, to take no actions to further the business of PSS while an employee of another company, and not to make any attempt to obtain any further information from his/her present or former employer. Employee, by signing this Agreement, expressly represents to PSS that Employee, by signing this Agreement, expressly represents to PSS that Employee has returned to Employee's former employer all confidential information and property associated with the former employer's business.

                               TERM OF AGREEMENT

         25. This Agreement shall be effective on this date and shall terminate as set forth below.

         26. With or without notice and for any or no reason, either party may terminate Employee's employment under this Agreement during the first year of employment. After one (1) year of employment hereunder, ten (10) days' notice shall be provided by either party for termination of Employee's employment for any or no reason. PSS shall have the option of providing pay in lieu of such notice.

         27. Regardless of the length of Employee's employment, PSS may terminate Employee's employment under this Agreement immediately without notice for what it determines to be good cause, including without limitation, misconduct, unsatisfactory job performance or a breach of this Agreement.

         28. If Employee's employment with PSS is terminated, Employee shall be paid all compensation earned through the effective date of termination, but no other compensation or bonus monies shall be due Employee which are not due and payable as of the effective date of Employees' termination.


                                   ASSIGNMENT

         29. PSS' rights and obligations under this Agreement shall inure to the benefit of and be binding upon PSS' assigns and successors. Since this Agreement is personal to Employee, Employee's obligations under this Agreement may not be assigned or transferred to any other person or entity.

                                 SAVINGS CLAUSE

         30. If any provision(s) of this Agreement is declared invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect and shall be construed in a fashion which gives meaning to all of the other terms of this Agreement.

         31. This Agreement shall be governed by the laws of the State of Florida.

                                ENTIRE AGREEMENT

         32. This Agreement expressly supersedes all practices, understanding, and agreement, whether written or oral, not specifically set forth in this Agreement. This Agreement constitutes the entire agreement between PSS and Employee, and there are no other agreements or understandings concerning this Agreement which are not fully set forth in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement at ________________________, _________________________ on the _______ day of
__________, 19____.

                                          PHYSICIAN SALES & SERVICE, INC.


                                          By:
- ----------------------------------           -----------------------------------
              Witness                     Its:
                                              ----------------------------------




- ----------------------------------        --------------------------------------
              Witness                                    Employee

                                 Exhibit 9.3(d)

                        Form of Opinion of Alston & Bird


     We have acted as counsel to Physician Sales & Service, Inc., a Florida corporation ("PSS"), and PSS Merger Corp., a Delaware corporation and wholly owned subsidiary of PSS ("Merger Corp."), in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated as of April 9, 1995 (the "Agreement") by and among PSS, Merger Corp. and Taylor Medical, Inc. ("Taylor"), and the consummation of the transactions contemplated therein.
This opinion is delivered to you pursuant to Section 9.3(d) of the Agreement. Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of each of PSS and Merger Corp., and such agreements, opinions and other instruments, certificates of officers of each such company and other persons and such other documents as we have deemed necessary as a basis for rendering the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have also relied, as to various matters of fact material to this opinion, on certificates of public officials and officers of PSS and Merger Corp. We have no reason to believe that we are not justified in relying on any of the aforementioned items.

     During the course of our examination, we have assumed the due authorization, valid execution and delivery of all relevant documents by the parties thereto other than PSS and Merger Corp., and that the execution, delivery and performance of all relevant documents by the parties thereto, other than PSS and Merger Corp., have been duly authorized and are valid and binding upon such parties, and that such parties have the full power, authority and legal right to perform their obligations under such documents.

     Whenever an opinion with respect to the existence or absence of facts is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation as described herein, no information has come to the attention of those attorneys in this firm who rendered such legal services that would give us actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence of absence of such facts.

     Based upon the foregoing, and subject to the limitations expressed below, we are of the opinion that:

     1. Each of PSS and Merger Corp. is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate its assets and properties and to carry on the business in which it is engaged as described in the Proxy Statement/Prospectus.

     2. Each of PSS and Merger Corp. possesses the full corporate right, power and authority to enter into the Agreement and all documents related thereto to which each of them is a party, and the Agreement and all such other documents have been duly and validly authorized, executed and delivered by each such company, and no other corporate proceedings are necessary to authorize the Agreement and such other documents or to consummate the Merger.

     3. The Agreement and all documents related thereto to which PSS or Merger Corp., as the case may be, is a party constitute the valid and binding obligations of PSS or Merger Corp., as the case may be, enforceable against each in accordance with their respective terms, except as enforcement may be
(i) limited by applicable bankruptcy, insolvency, liquidation, reorganization and other similar laws affecting the enforceability of creditor's rights generally; and (ii) subject to general principles of equity.

     4. The authorized capital stock of PSS consists of (i) 20,000,000 shares of common stock, 6,779,799 of which shares were issued and outstanding as of March 30, 1995 and none of which were issued and held as treasury shares, and
(ii) 1,000,000 shares of Preferred Stock, none of which were issued and outstanding as of April 9, 1995 and none of which were issued and held as treasury shares. To our knowledge, all such shares were validly issued and are fully paid and nonassessable under applicable provisions of the Florida Business Corporation Act.

     5. Neither (i) the execution, delivery and performance of the Agreement and the documents related thereto to which PSS or Merger Corp. is a party; (ii) compliance by PSS and Merger Corp. with all of the provisions of the Agreement and the documents related thereto to which they are a party; nor (iii) consummation of the respective transactions contemplated thereby, does or will result in a breach of, or constitute a default, breach or violation, or result in the creation of any material lien or encumbrance on the properties of PSS or its Subsidiaries under any material agreement known to us to which PSS or Merger Corp. is a party, or under any judgment, decree, order, statute, rule, license or governmental regulation known to us and applicable to PSS or Merger Corp., unless such default, breach or violation has been duly and validly waived or excused.

     6. The Registration Statement filed by PSS under the Securities Act of 1933, as amended (the "1933 Act"), has been declared effective under the 1933 Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are pending or contemplated. We do not know of any legal or governmental proceedings pending or threatened to which PSS or any of its Subsidiaries is a party or to which any of the properties of PSS or any of its Subsidiaries are subject, which is required to be described in the Registration Statement or Proxy Statement/Prospectus and is not so described, other than litigation incident to the kind of business conducted by PSS and its Subsidiaries which individually and in the aggregate is not material to PSS and its Subsidiaries considered as one enterprise, and we do not know of any litigation, contract or other document which is required to be described in the Registration Statement or Proxy Statement/Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or so filed as required. Except as to portions relating to Taylor and its Subsidiaries, and except for financial statements and other financial or statistical information, as to which we express no opinion, the Registration Statement and Proxy Statement/Prospectus and any supplement or amendment thereto complies as to form in all material respects with the 1933 Act.

     7. The shares of PSS Common Stock to be issued to the shareholders of Taylor in the Merger, when properly issued and delivered following consummation of the Merger, will be fully paid and nonassessable under the Florida Business Corporation Act.

     We have participated with you, your counsel, and independent accountants in the preparation of the Registration Statement and the Proxy Statement/Prospectus, including conferences with officers and other representatives of and independent accountants to Taylor. During the course of such representation and after such inquiry as we believe to be reasonable under the circumstances, but without any independent verification, nothing has come to our attention to indicate that either the Registration Statement or the Proxy Statement/Prospectus or any amendment or supplement thereto, as of their respective effective dates and as of the date hereof, except as it relates to Taylor and its Subsidiaries or as to financial information provided by accountants or other parties, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading or that the descriptions of the contracts and other documents referred to in the Registration Statement and Proxy Statement/Prospectus or any amendment or supplement thereto are not accurate and do not fairly present the information required to be shown.

     We are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in Georgia, and we express no opinion with respect to the laws of any jurisdiction other than the State of Georgia, the State of Florida, the federal laws of the United States of America and the general corporate laws of the State of Delaware. We are relying as to matters of Florida law on the opinion of Fred Elefant.


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